Exhibit 10.2

INDENTURE OF TRUST

BETWEEN

RED RIVER AUTHORITY OF TEXAS

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

DATED AS OF JULY 1, 2006

RED RIVER AUTHORITY OF TEXAS

SOLID WASTE DISPOSAL REVENUE BONDS

(PANDA HEREFORD ETHANOL, L.P. PROJECT)

SERIES 2006

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EXHIBIT A	Form of Bond
EXHIBIT B	DTC Letter

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INDENTURE OF TRUST

This Indenture of Trust, made and entered into as of July 1, 2006, by and between Red River Authority of Texas, a governmental agency and body politic and corporate of the State of Texas (herein called the “Issuer”) existing and operating as a conservation and reclamation district and political subdivision of the State of Texas pursuant to Article 16, Section 59 of the Texas Constitution and the laws of the State of Texas, particularly, Chapter 279, Acts of the 56th Legislature of the State of Texas, Regular Session, 1959, as amended (originally compiled as Article 8280-228 Vernon’s Texas Civil Statutes (the “Authority Act”)), and The Bank of New York Trust Company, N.A., and being qualified to accept and administer the trusts hereby created acting as trustee (herein called the “Trustee”).

WITNESSETH:

WHEREAS, an Installment Sale Agreement, dated as of July 1, 2006 (hereinafter the “Agreement”), relating to the below defined Bonds has been duly executed between the Issuer and Panda Hereford Ethanol, L.P. (the “Company”), a limited partnership organized and existing under and by virtue of the laws of the State of Delaware and authorized to transact business in the State of Texas;

WHEREAS, the recitals and provisions of the Agreement are incorporated herein as if set forth in their entirety, and the capitalized terms of this Indenture, to the extent not defined herein, shall have the same meanings, and shall be defined, as set forth in the Agreement and the Bond Resolution (hereinafter defined);

WHEREAS, the Board of Directors of the Issuer duly adopted a Resolution Authorizing Red River Authority of Texas Solid Waste Disposal Revenue Bonds (Panda Hereford Ethanol, L.P. Project) Series 2006; the execution of an Indenture of Trust, the Agreement, and an Underwriting Agreement; approval of an Official Statement; and other matters in connection therewith (together with any amendment or supplement to such resolution as authorized therein, hereinafter called the “Bond Resolution”);

WHEREAS, the Bond Resolution authorized the issuance of Red River Authority of Texas Solid Waste Disposal Revenue Bonds (Panda Hereford Ethanol, L.P. Project) Series 2006 (hereinafter called the “Bonds”) for paying the costs of acquiring, constructing, and improving certain sewage and solid waste disposal facilities (the “Project”) serving the ethanol production facilities (the “Plant”) of the Company, to be located along County Road 8 approximately five miles northeast of the City of Hereford, in Deaf Smith County, Texas;

WHEREAS, the Bonds, and the interest thereon, are and shall be payable from and secured by a first and superior lien on and pledge of the payments designated as “Installment Sale Payments” to be made by the Company pursuant to the Agreement in amounts sufficient to pay and redeem, and provide for the payment of the principal of, premium, if any, and interest on the Bonds, when due, and the fees and expenses of the Trustee and any paying agent for the Bonds, all as required by the Bond Resolution;

WHEREAS, pursuant to Section 5.11 of the Agreement, the Company has elected to cause and is causing to be delivered to the Trustee an irrevocable direct pay letter of credit (the “Letter of Credit”) issued by Société Générale, a bank organized and existing under the laws of France and acting through its New York Branch (the “Bank”);

WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

WHEREAS, all other things necessary to make the Bonds, when issued, executed and delivered by the Issuer and authenticated pursuant to this Indenture, the valid, legal and binding obligations of the Issuer, and to constitute this Indenture a valid pledge of the Revenues (as hereinafter defined) and other amounts pledged hereunder as security for the payment of the principal of, premium, if any, and interest on, the Bonds authenticated and delivered under this Indenture, have been performed, and the creation, execution and delivery of this Indenture and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that to provide for the payment of principal and redemption price (as the case may be) in respect of all Bonds issued and outstanding under this Indenture, together with interest thereon, and in order to secure the rights of the Bondholders and the performance of the covenants contained in the Bonds and herein, the Issuer does hereby pledge, pawn, transfer and assign unto the Trustee, its successors in the trust and its assigns forever (i) all of the right, title and interest of the Issuer in and to the Revenues, (ii) the Agreement and all right, title and interest of the Issuer under and pursuant to the Agreement, insofar as they relate to all Bonds issued and outstanding under this Indenture (except for the Unassigned Rights (as defined herein)), including, without limitation, all payments to be received under and pursuant to and subject to the provisions of the Agreement, and (iii) all amounts on deposit in the Bond Fund, the Construction Fund or other funds created under this Indenture other than the Bond Purchase Fund and the Rebate Fund which are not pledged hereunder and do not constitute security for the Bonds (collectively, the “Trust Estate”); provided, however, that nothing in the Bonds or in this Indenture shall be construed as pledging the general credit of the Issuer or the State of Texas, nor shall this Indenture or the Bonds give rise to a pecuniary liability of the Issuer.

TO HAVE AND TO HOLD all of the same hereby conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in said trust and to it and its assigns forever.

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all holders and owners of the Bonds issued under and secured by this Indenture without privilege, preference, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds.

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of, premium, if any, and interest on, and Purchase Price of, the Bonds due or to become due thereon, at the times and in the manner mentioned in the Bonds, according to the true intent and meaning thereof, and shall cause the payments to be made into the Bond Fund as required under Article VI hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise this Indenture to be and remain in full force and effect.

THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all said Revenues and receipts hereby pledged and assigned are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective holders and owners, from time to time, of the Bonds, as follows (provided that, in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt on its part or a charge against its general credit but shall be payable solely from the Trust Estate, including the Revenues):

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. Unless otherwise defined herein, all words and phrases defined in the preamble hereto or in Article I of the Agreement shall have the same meaning in this Indenture. In this Indenture and any indenture supplemental hereto (except as otherwise expressly provided for or unless the context otherwise requires) the singular includes the plural, the masculine includes the feminine, and each of the following terms shall have the following meanings:

“Acts” shall mean, collectively, the Authority Act, Chapter 30, Texas Water Code, as amended, and Chapter 1371, Texas Government Code, as amended.

“Administration Expenses” shall mean amounts payable pursuant to Sections 5.04(a), (b) and (e), 5.06, and 5.07 of the Agreement.

“Affiliate” of any Person shall mean (i) any other Person who, directly or indirectly, controls or is controlled by or is under common control with such other Person. For purposes of this definition, “control” (and with correlative meaning “controlled” and “under common control”) of a Person shall mean the power, direct or indirect, (1) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (2) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” shall mean the Installment Sale Agreement, dated as of July 1, 2006, between the Issuer and the Company, including all amendments thereof and supplements thereto.

“Alternate Credit Facility” shall mean any irrevocable letter of credit, surety bond, insurance policy, or similar instrument authorizing drawings thereunder by the Trustee, and satisfying the requirements of Article VII hereof.

“Alternate Rate” shall mean the rate calculated according to The Bond Market Association Municipal Index as of the most recent date for which such index was published or such other high-grade index composed of one-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc. or its successor, or as otherwise designated by The Bond Market Association; provided, however, that, if such index is no longer produced by Municipal Market Data, Inc. or its successor, then “Alternate Rate” shall mean such other reasonably comparable index selected by the Company.

“Approval Certificate” shall mean the certificate of the President or General Manager of the Issuer approving certain terms of the Bonds.

“Authenticating Agent” shall mean the Trustee and any agent so designated in and appointed pursuant to Section 2.6 hereof.

“Authority Act” shall mean Chapter 279, Acts of the 56th Legislature of the State of Texas, Regular Session, 1959, as amended (originally compiled as Article 8280-228 Vernon’s Texas Civil Statutes).

“Authorized Company Representative” shall mean the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, any Senior Vice President, any Vice President, or any duly authorized attorney-in-fact of the General Partner or such other person or persons at any time designated to act on behalf of the Company, such designation in each case, to be evidenced by a certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed by the President, any Vice President, Secretary, Treasurer, any Assistant Treasurer or any duly authorized attorney-in-fact of the General Partner. Such certificate may designate an alternate or alternates.

“Authorized Issuer Representative” shall mean each person designated as such in the Bond Resolution (as defined in the recitals hereto), or from time to time designated by written certificate furnished to the Company and the Trustee containing the specimen signature of each such person and signed on behalf of the Issuer by its President, General Manager or Secretary. Such certificate may designate an alternate or alternates.

“Authorized Denominations” shall mean the denominations for the Bonds set forth in Section 2.2 hereof.

“Bank” shall mean, initially, Société Générale, a bank organized and existing under the laws of France and acting through its New York Branch, as issuer of the Letter of Credit, and its successors and assigns in that capacity and, in the event an Alternate Credit Facility is outstanding, the issuer of the Alternate Credit Facility.

“Bank Bonds” shall have the meaning assigned to such term in Section 4.3(b)(v) hereof.

“Beneficial Owner” or “beneficial owner” shall mean any Person who acquires a beneficial ownership interest in a Bond held by DTC or any successor Securities Depository hereunder. In determining the Beneficial Owner of the Bond, the Trustee, the Remarketing Agent and the Paying

Agent may rely conclusively upon written representations (or, in the case of tender of Bonds in the Daily Rate, oral representations of the beneficial owner thereof) made and written information given to the Trustee, the Remarketing Agent or the Paying Agent by DTC or any successor Securities Depository hereunder or their respective participants with respect to any Bond held by DTC or any successor Securities Depository hereunder in which a beneficial interest is claimed.

“Bond” shall mean any bond or bonds authenticated and delivered under this Indenture.

“Bond Counsel” shall mean McCall, Parkhurst & Horton L.L.P. or such other firm of attorneys of nationally recognized standing in the field of law relating to municipal bond law and the excludability of interest on state or local bonds from gross income of the owners of the Bonds for purposes of federal income taxation, selected by the Issuer and acceptable to the Company.

“Bond Fund” shall mean the trust fund so designated which is established pursuant to Section 6.2 hereof.

“Bond Owner,” “Bondowner,” “Owner,” “owner,” “Bondholder,” “bondholder,” “holder,” “Registered Owner,” “registered owner,” or “owner of Bonds” shall mean the registered owner of any Bond other than the registered owner of any Bond which has been purchased pursuant to Section 4.3 and not surrendered for payment of the Purchase Price thereof.

“Bond Purchase Fund” shall mean the special fund of that name created pursuant to Section 4.4 hereof.

“Bond Register” and “Bond Registrar” shall have the respective meanings specified in Section 2.3 hereof.

“Book-Entry System” or “book-entry system” shall mean the book-entry system maintained by the Securities Depository described in Section 2.13 of this Indenture.

“Business Day” or “business day” shall mean any day other than (i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the City of New York, New York or in the cities in which the Principal Offices of the Trustee or the Paying Agent or the office of the Bank at which drawing documents are required to be presented under the Letter of Credit are located are authorized or required by law or executive order to close or (ii) a day on which the New York Stock Exchange is closed.

“Calendar Quarter” shall mean the three-month period commencing with the first day of each January, April, July and October.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rulings and regulations (including temporary and proposed regulations) promulgated thereunder or, to the extent applicable, under the Internal Revenue Code of 1954, as amended.

“Commercial Paper Rate” shall mean the interest rate for each Bond as determined with respect to such Bond as provided in Section 3.2 hereof.

“Commercial Paper Rate Period” shall mean with respect to any Bond, each period determined for such Bond as provided in Section 3.2 hereof.

“Company” shall mean Panda Hereford Ethanol, L.P., a Delaware limited partnership, and its successors and assigns as permitted under the Agreement.

“Company Bonds” shall mean any Bonds ownership of which is registered in the name of the Company or any Affiliate of the Company (or held by the Trustee on behalf of any of them) other than Bank Bonds.

“Company Debt Service Account” shall mean the special account of that name within the Bond Fund established pursuant to Section 6.2 hereof.

“Company Purchase Account” shall mean the special account of that name within the Bond Purchase Fund established pursuant to Section 4.4 hereof.

“Construction Fund” shall mean the fund by that name created and established in Section 5.1 hereof.

“Conversion Date” shall mean the day on which a particular type of interest rate becomes effective for the Bonds which is not immediately preceded by a day on which the Bonds have accrued interest at the same type of rate (and, when used with respect to any Term Rate Period, a date which is not preceded by a Term Rate Period of the same duration). Each Conversion Date shall be an Interest Payment Date for the Rate Period from which the Bonds are converted.

“Costs of Issuance” shall mean all costs and expenses incurred by the Issuer or the Company in connection with the issuance and sale of the Bonds, including without limitation (i) fees and reasonable expenses of accountants, attorneys, engineers, the Trustee, and financial advisors, (ii) materials, supplies, and printing and engraving costs, (iii) recording and filing fees, (iv) Rating Service fees, (v) compensation to the Underwriter, whether paid as a fee or as a discount from purchase price, and (vi) the Issuer’s administrative expenses as provided in Section 5.04(a) of the Agreement.

“Counsel” shall mean an attorney at law or law firm (who may be counsel for the Issuer or the Company).

“Daily Rate” shall mean the interest rate to be determined for the Bonds on each Business Day pursuant to Section 3.2 hereof.

“Daily Rate Conversion Date” shall mean the day on which the Bonds accrue interest at a Daily Rate pursuant to Section 3.3 which is immediately preceded by a day on which the Bonds did not accrue interest at a Daily Rate.

“Daily Rate Period” shall mean each period during which the Bonds accrue interest at a particular Daily Rate.

“Default” shall mean any event which with the giving of notice or the lapse of time or both would constitute an Event of Default.

“Delivery” or “deliver” shall mean, when used with respect to Bonds held in the book-entry only system pursuant to Section 2.13 hereof, the making of or the irrevocable authorization to make appropriate entries on the books of DTC or any DTC Participant or any securities broker or dealer, bank or trust company that clears through or maintains a custodial relationship with a DTC Participant.

“DTC” shall mean The Depository Trust Company, New York, New York and its successors.

“DTC Letter” shall mean the Blanket Letter of Representation between the Issuer and DTC.

“DTC Participant” shall mean (i) any Person for which, from time to time, DTC, or, in the event that a successor Securities Depository to DTC is acting as such under Section 2.13 hereof, such successor Securities Depository effectuates book-entry transfers and pledges of securities pursuant to the book-entry system referred to in Section 2.13 hereof or (ii) any securities broker or dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with the Person referred to in (i).

“Electronic” shall mean notice transmitted by means of a facsimile machine or other electronic communication, including e-mail, if operative as between any two parties, or if not operative, in writing or by telephone (promptly confirmed in writing).

“Event of Default” shall mean any of the events specified in Section 11.1 hereof to be an Event of Default.

“Expiration Date” shall mean the stated expiration date of the Letter of Credit, as such date may be extended from time to time by the Bank.

“Favorable Opinion” shall mean an opinion of Bond Counsel or Special Tax Counsel addressed to the Issuer, the Company and the Trustee and stating, unless otherwise specified herein, that the action proposed to be taken is authorized or permitted by the Act and this Indenture and will not adversely affect the excludability from gross income for federal income tax purposes of interest on the Bonds (other than as held by a “substantial user” of the Project or a “related person” within the meaning of the Code).

“General Partner” shall mean PHE I LLC d/b/a Panda Hereford Ethanol I, LLC, a Delaware limited liability company, and any successor general partner of the Company.

“Governmental Obligations” shall mean (i) direct obligations of the United States of America, (ii) obligations the timely payment of the principal of and interest on which is fully and unconditionally guaranteed by the United States of America, and (iii) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (i) and (ii) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock, surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

“Indenture” shall mean this Indenture of Trust as originally executed, and as amended, modified or supplemented thereafter in accordance with its terms.

“Interest Payment Date” shall mean (i) when used with respect to any particular Bond accruing interest at a Commercial Paper Rate, the day after the last day of each Commercial Paper Rate Period applicable thereto; (ii) when used with respect to Bonds accruing interest at Daily or Weekly Rates, the first Business Day of each Calendar Quarter following a Calendar Quarter in which interest on the Bonds has accrued; (iii) when used with respect to Bonds accruing interest at a Term Rate, the first day of the sixth calendar month following the month in which the Term Rate Conversion Date occurs and the first day of each sixth month thereafter to which interest at such rate has accrued, except that the last Interest Payment Date for any Term Rate Period which is followed by a Commercial Paper, Daily or Weekly Rate Period shall be the first Business Day of the sixth month following the preceding Interest Payment Date; and (iv) the Maturity Date.

“Interest Period” or “Interest Rate Period” shall mean the period from and including any Interest Payment Date to and including the day immediately preceding the next following Interest Payment Date.

“Interest Rate” shall mean a Commercial Paper, Daily, Weekly or Term Rate.

“Issue Date” shall mean the date on which the Bonds are first authenticated and delivered to the Underwriter against payment therefor.

“Issuer” shall mean the Red River Authority of Texas, a governmental agency and body political and corporate of the State of Texas.

“Letter of Credit” shall mean the irrevocable direct pay letter of credit issued by the Bank to the Trustee on the Issue Date and any Alternate Credit Facility delivered pursuant to Article VII hereof.

“Letter of Credit Debt Service Account” shall mean the special account of that name within the Bond Fund established pursuant to Section 6.2 hereof.

“Letter of Credit Purchase Account” shall mean the special account of that name within the Bond Purchase Fund established pursuant to Section 4.4 hereof.

“Maturity Date” shall mean the date or dates specified as such in the Approval Certificate.

“Maximum Rate” shall mean the lesser of (i) the maximum interest rate which, at any point in time, if borne by the Bonds through the Maturity Date, would result in a “net effective interest rate” (as defined and calculated in accordance with the provisions of Chapter 1204, Texas Government Code) which does not exceed fifteen percent (15%) per annum or (ii) the maximum rate permitted or covered by any Letter of Credit then in effect.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto maintaining a rating on the Bonds.

“Outstanding” or “outstanding”, in connection with Bonds shall mean, as of the time in question, all Bonds authenticated and delivered under the Indenture, except:

(i) Bonds canceled or required to be canceled under Section 2.11 hereof;

(ii) Bonds deemed to have been paid in accordance with Article XVI hereof;

(iii) Bonds in lieu of which others have been authenticated and delivered pursuant to Article II hereof;

(iv) Bonds registered in the name of the Issuer;

(v) On or after any Purchase Date for Bonds pursuant to Article IV hereof, all Bonds (or portions of Bonds) which are tendered or deemed to have been tendered for purchase on such date, provided that funds sufficient for such purchase are on deposit with the Paying Agent; and

(vi) For purposes of any consent, request, demand, authorization, direction, notice, waiver or other action to be taken by the holders of a specified percentage of outstanding Bonds hereunder, all Bonds held by or for the account of the Issuer or the Company, except that for purposes of any such consent, request, demand, authorization, direction, notice, waiver or action the Trustee shall be obligated to consider as not being outstanding only Bonds known by the Trustee by actual notice thereof to be so held.

In determining whether the owners of a requisite aggregate principal amount of Bonds outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Company or any Affiliates thereof (unless all of the outstanding Bonds are then owned by said parties) and Bonds which are held by or on behalf of the Bank (unless all of the outstanding Bonds are then held by or on behalf of the Bank) shall be disregarded for the purpose of any such determination. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee has established to the satisfaction of the Bond Registrar the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Company or an Affiliate thereof.

“Paying Agent”, “paying agent”, “Co-Paying Agent” or “co-paying agent” shall mean the Trustee or any successor paying agent or co-paying agent serving as such under this Indenture. If at any time there is no qualified paying agent serving as such, the Trustee shall act as paying agent under the Indenture. “Principal Office of the Paying Agent” or “Principal Office of the Co-Paying Agent” shall mean the office thereof designated in writing to the Trustee, and which initially shall be as specified in Section 17.6 hereof.

“Person” shall mean an individual or an entity, including, without limitation, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, an unincorporated organization, a governmental body or a political subdivision, a municipal corporation, a public corporation or any other group or organization of individuals.

“Preference Opinion” shall mean an opinion of nationally recognized Counsel experienced in bankruptcy matters to the effect that the payment of principal, interest and premium (if any) on the Bonds made solely with drawings under the Letter of Credit and the payment of the Purchase Price of any Bonds made solely from the proceeds of the remarketing of the Bonds and/or drawings under the Letter of Credit will not be considered an avoidable “preferential transfer” by the Company or the Issuer under the United States Bankruptcy Code in the event of the commencement of a bankruptcy case under the United States Bankruptcy Code by the Issuer or by or against the Company or any Affiliate of the Company, as debtor.

“Principal Office of the Trustee,” “Principal Office of the Paying Agent” or “Principal Office of the Remarketing Agent” is defined in the definitions of Trustee, Paying Agent, and Remarketing Agent herein.

“Project” shall mean the facilities located at the Plant, as described more fully in Exhibit A to the Agreement, to the extent financed with proceeds of the Bonds.

“Project Certificate” shall mean the certificate regarding the use of the proceeds of the Bonds and other facts that are within the Company’s knowledge, furnished by the Company to the Issuer, Bond Counsel and Special Tax Counsel in connection with the issuance of the Bonds.

“Project Costs” shall mean costs paid by the Issuer or the Company, whether before or after issuance of the Bonds but in no event prior to May 21, 2005, and reimbursed not later than three years after the payment thereof, with respect to the acquisition, construction and improvement of the Project, including but not limited to, the following items:

(i) Obligations incurred or assumed for labor, materials and equipment (including obligations payable to the Company for expenditures made or costs incurred by the Company);

(ii) Costs of any bonds and insurance deemed necessary or appropriate by the Company;

(iii) Costs of engineering and other services, including the costs incurred or assumed for preliminary design and development, surveys, estimates and plans and specifications, and for supervising construction and performing all other duties required by or consequent upon proper construction;

(iv) Costs which the Company shall be required to pay under the terms of any contract or contracts in connection with the construction, acquisition and improvement of the Project;

(v) Amounts which are required to be paid for taxes, assessments and other similar charges payable during the period of construction;

(vi) Expenses incurred in seeking to enforce any remedy against any contractor, subcontractors or other provider of labor, materials, equipment or services, in respect of any default, breach or dispute relating to the Project;

(vii) Sums required to reimburse the Company for advances made for any of the above items, and for other costs incurred for work done or caused to be done by the Company which are properly chargeable to the Project;

(viii) Interest on the Bonds actually paid during or attributable to the period of construction of the Project;

(ix) To the extent authorized by the Acts, costs of all other items related to the acquisition, construction and improvement of the Project; and

(x) All Costs of Issuance.

“Purchase Date” shall mean, with respect to each Bond, each day that such Bond is subject to purchase pursuant to Section 4.1 or 4.2 hereof.

“Purchase Price” or “purchase price” for any Bond tendered or deemed tendered for purchase shall equal 100% of the principal amount of such Bond plus accrued but unpaid interest, if any, plus in the case of a Bond converted from a Term Rate Period on a date when such Bond is also subject to optional redemption at a premium or a Bond bearing interest at a Term Rate subject to mandatory tender pursuant to Section 4.2(b) hereof, on a date when such Bond is also subject to optional redemption at a premium, an amount equal to the premium that would be payable on such Bond if redeemed on such date.

“Rate Period” shall mean the period during which a particular rate of interest determined for the Bonds is to remain in effect pursuant to Article III hereof.

“Rating Service” shall mean S&P and/or Moody’s, according to which of such rating agencies then rates the Bonds; and provided that if neither of such rating agencies then rates the Bonds, the term “Rating Agencies” shall refer to any national rating service (if any) which provides such rating.

“Rebate Fund” shall mean the fund by that name created and established in Section 8.4 of this Indenture.

“Record Date” shall mean, as the case may be, the applicable Regular or Special Record Date.

“Regular Record Date” shall mean the close of business on either (i) the day (whether or not a Business Day) immediately preceding an Interest Payment Date in the case of Bonds accruing interest at Commercial Paper, Daily or Weekly Rates or (ii) the fifteenth day (whether or not a Business Day) of the calendar month immediately preceding the Interest Payment Date in the case of Bonds accruing interest at Term Rates.

“Reimbursement Agreement” shall mean the Letter of Credit and Reimbursement Agreement, dated as of July 1, 2006, by and between the Company and the Bank relating to the Letter of Credit and any agreement pursuant to which any Alternate Credit Facility is delivered, as such agreement may be amended, supplemented or replaced from time to time.

“Remarketing Account” shall mean the special account of that name within the Bond Purchase Fund established pursuant to Section 4.4 hereof.

“Remarketing Agent” shall mean Thornton Farish, Inc., and any successor remarketing agent appointed as provided in Section 13.1 hereof. “Principal Office of the Remarketing Agent” shall mean the office designated in writing to the Trustee, and the Company, and which initially shall be specified in Section 17.6 hereof.

“Remarketing Agreement” shall mean the Remarketing Agreement, dated as of July 1, 2006 between the Company and the Remarketing Agent, as the same may be amended from time to time, and any remarketing agreement between the Company and a successor Remarketing Agent.

“Revenues” shall mean (i) all amounts payable to the Trustee with respect to the principal, redemption price of or interest on the Bonds (A) on deposit in the Bond Fund from the proceeds of the Bonds or obligations of the Issuer issued to refund the Bonds or from any other source and (B) by the Company as, or on behalf of the Company as a credit against the Company’s obligation to pay, Installment Sale Payments under the Agreement, (ii) all receipts of the Trustee credited under the provisions of this Indenture against amounts described in clause (i); and (iii) investment income with respect to any moneys held by the Trustee in the Bond Fund.

“S&P” shall mean Standard & Poor’s Credit Market Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto maintaining a rating on the Bonds.

“Securities Depository” shall mean DTC and any other “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended.

“Special Record Date” shall mean such date as may be fixed for the payment of defaulted interest in accordance with Section 2.7 hereof.

“Special Tax Counsel” shall mean Chapman and Cutler LLP or such other firm of attorneys of nationally recognized standing in the field of law relating to municipal bond law and the excludability of interest on state or local bonds from gross income of the owners of the Bonds for purposes of federal income taxation, selected by the Issuer and acceptable to the Company.

“State” shall mean the State of Texas.

“Subsidiary” shall mean any corporation, partnership, association or other business entity of which 50% or more of the voting stock or other equity interests, as appropriate, is at the time directly or indirectly owned by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Tax Agreement” shall mean the “Tax Exemption Certificate and Agreement” dated the date of issue of the Bonds among the Issuer, the Company and the Trustee.

“Tender Office” shall mean the office of the Paying Agent designated in writing to the Issuer, the Company and the Remarketing Agent as its office for the receipt of tender notices under Article IV hereof, and which initially shall be specified in Section 17.6 hereof.

“Term Rate” shall mean the interest rate to be determined for the Bonds for a term of one or more years pursuant to Section 3.2 hereof.

“Term Rate Conversion Date” shall mean each day on which the Bonds accrue interest at a Term Rate pursuant to Section 3.2 hereof which is immediately preceded by a day on which the Bonds did not accrue interest at a Term Rate or accrued interest at a Term Rate for a Term Rate Period of a different duration.

“Term Rate Period” shall mean each period during which the Bonds accrue interest at a particular Term Rate.

“Trustee” shall mean The Bank of New York Trust Company, N.A., in Dallas, Texas, and any successor trustee or co-trustee serving as such hereunder. “Principal Office of the Trustee” shall mean the business address designated in writing to the Issuer, the Company, and the Remarketing Agent as its principal office for its duties hereunder, and which initially shall be as specified in Section 17.6 hereof.

“Unassigned Rights” shall mean the rights of the Issuer under Sections 5.04, 6.03 and 7.03(a) of the Agreement and the right to receive notices thereunder.

“Underwriter” shall mean the initial underwriter of the Bonds, Thornton Farish, Inc.

“Weekly Rate” shall mean the interest rate to be determined for the Bonds on a weekly basis pursuant to Section 3.2 hereof.

“Weekly Rate Conversion Date” shall mean each day on which the Bonds accrue interest at a Weekly Rate pursuant to Section 3.2 hereof which is immediately preceded by a day on which the Bonds did not accrue interest at a Weekly Rate.

“Weekly Rate Period” shall mean the period during which the Bonds accrue interest at a particular Weekly Rate.

The words “hereof”, “herein”, “hereto”, “hereby” and “hereunder” (except in the form of Bond) refer to the entire Indenture. Unless otherwise noted, all Section and Article references are to sections and articles in this Indenture.

ARTICLE II.

THE BONDS

Section 2.1 Amount, Terms, and Issuance of Bonds. The Bonds shall, except as provided in Section 2.9 hereof, be in the aggregate principal amount set forth in the Approval Certificate, not exceeding $100,000,000, and shall contain substantially the terms recited in the form of bond attached hereto as Exhibit A with such changes and variations as may be necessary to conform to the provisions thereof. The Bonds shall be issued for the purpose of paying the costs of acquiring, constructing, or improving the Project, as provided herein and in the Agreement. The Bonds may have such additional legends thereon as shall be customary in the industry or deemed necessary by the Trustee in order to provide for an orderly transition of Bonds bearing interest at a Commercial Paper Rate to Bonds bearing interest at a Daily Rate or Weekly Rate as permitted by Section 3.2(b). No bonds other than the Bonds may be issued under this Indenture. No Bonds may be issued under this Indenture except in accordance with this Article.

Pursuant to recommendations promulgated by the Committee on Uniform Security Identification Procedures, “CUSIP” numbers may be printed on the Bonds. The Bonds may bear such endorsement or legend satisfactory to the Trustee as may be required to conform to usage or law with respect thereto.

The Issuer may issue the Bonds upon the execution of this Indenture, and the Trustee shall, at the Issuer’s written direction, authenticate the Bonds, insert the Issue Date thereon, and deliver them as specified in the direction.

Section 2.2 Designation, Denominations, Maturity and Form. The Bonds shall be designated “Red River Authority of Texas Solid Waste Disposal Revenue Bonds (Panda Hereford Ethanol, L.P. Project) Series 2006”.

Unless otherwise directed by the Issuer, the Bonds shall be numbered from R-1 upward, unless otherwise determined by the Trustee. Temporary Bonds issued pursuant to Section 2.10 hereof shall be numbered from TR-1 upward, unless otherwise determined by the Trustee.

All Bonds shall be dated as of July 1, 2006, but shall initially bear interest from the Issue Date.

The Bonds shall mature on the Maturity Date.

All Bonds accruing interest at Daily or Weekly Rates shall be issued in denominations of $100,000 and integral multiples of $5,000 in excess thereof. All Bonds accruing interest at Commercial Paper Rates shall be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof. All Bonds accruing interest at a Term Rate shall be in denominations of $5,000 and whole multiples thereof.

Section 2.3 Registered Bonds Required; Bond Registrar and Bond Register. All Bonds shall be issued in fully registered form. The Bonds shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture.

The Issuer shall designate, at the direction of the Company, one or more Persons to act as “Bond Registrar” for the Bonds provided that the Bond Registrar appointed for the Bonds shall be either the Trustee, the Paying Agent or a Person which would meet the requirements for qualification as a successor trustee imposed by Section 12.13. The Issuer hereby appoints the Trustee as Bond Registrar. Any Person other than the Trustee undertaking to act as Bond Registrar shall first execute a written agreement, in form satisfactory to the Trustee and the Company, to perform the duties of a Bond Registrar under this Indenture, which agreement shall be filed with the Trustee and the Company. The Paying Agent and Bond Registrar, in performing their respective duties hereunder, shall be entitled to the same protective provisions in the performance of their respective duties as are specified in Article XII of this Indenture with respect to the Trustee hereunder to the same extent and as fully for all intents and purposes as though the Paying Agent and Bond Registrar had been expressly named therein in place of such Trustee and as though the applicable provisions of Article XII of this Indenture had been set forth herein at length.

The Bond Registrar shall act as registrar and transfer agent for the Bonds. The Issuer shall cause to be kept at an office of the Bond Registrar or its agent a register (herein sometimes referred to as the “Bond Register”) in which, subject to such reasonable regulations as it, the Trustee or the Bond Registrar may prescribe, the Issuer shall provide for the registration of the Bonds and for the registration of transfers of the Bonds. The Issuer shall cause the Bond Registrar to designate, by a written notification to the Trustee, a specific office location (which may be changed from time to time, upon similar notification) at which the Bond Register is kept, and, if such location is not in the State of Texas, a specific office location in the State of Texas at which a current copy of the Bond Register is kept.

The Bond Registrar shall at any time as reasonably requested by the Trustee, the Paying Agent, the Company, or the Remarketing Agent, certify and furnish to the Trustee, the Paying Agent, the Remarketing Agent, the Company, and any Paying Agent as the Trustee shall specify, the names, addresses, and holdings of Bondholders and any other relevant information reflected in the Bond Register, and the Trustee, the Remarketing Agent and any such Paying Agent shall for all purposes be fully entitled to rely upon the information so furnished to them and shall have no liability or responsibility in connection with the preparation thereof.

Section 2.4 Transfer and Exchange. Upon surrender for registration of transfer of any Bond at the designated office of the Bond Registrar or its agent, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, one or more new fully registered Bonds of Authorized Denomination for the aggregate principal amount which the Registered Owner is entitled to receive.

At the option of the owner, Bonds may be exchanged for other Bonds of any other Authorized Denomination, of a like aggregate principal amount and accruing interest at the same Interest Rate, upon surrender of the Bonds to be exchanged at the designated office of the Bond Registrar or its agent. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

All Bonds presented for registration of transfer or exchange shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form and with guaranty of signature satisfactory to the Bond Registrar, duly executed by the owner or by his attorney duly authorized in writing, and such documentation as the Bond Registrar shall reasonably require.

No service charge shall be made to a Bondholder for any exchange or registration of transfer of Bonds, but the Issuer or the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

New Bonds delivered upon any registration of transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Bonds surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Bonds surrendered.

Except as provided above or in Article IV hereof, the Trustee shall not be required to effect any transfer or exchange during the 15 days immediately preceding the date of mailing of any notice of redemption or at any time following the mailing of any such notice in the case of Bonds selected for such redemption.

Section 2.5 Execution. All the Bonds shall, from time to time, be executed on behalf of the Issuer by the manual or facsimile signature of the President of the Board of Directors of the Issuer, its seal (which may be in facsimile) shall be thereunto affixed (or printed or engraved or otherwise reproduced thereon if in facsimile), and attested by the manual or facsimile signature of the Secretary of the Issuer.

If any of the officers whose manual or facsimile signatures shall be upon the Bonds shall cease to be such officers of the Issuer before such Bonds shall have been actually authenticated by the Trustee or delivered by the Issuer, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the Person or Persons whose signature shall be upon such Bonds had not ceased to be such officer or officers of the Issuer; and also any such Bonds may be signed and sealed on behalf of the Issuer by those Persons who, at the actual date of the execution of such Bond, shall be the proper officers of the Issuer, although at the nominal date of such Bonds any such Person shall not have been such officer of the Issuer.

Section 2.6 Authentication; Authenticating Agent. No Bond shall be valid for any purpose until either (i) the Certificate of Authentication substantially in the form set forth in Exhibit A attached hereto has been duly executed in accordance herewith by the Trustee or (ii) in the case of Bonds initially delivered to the Underwriter, a Comptroller’s Registration Certificate attached to or endorsed on such Bond has been duly executed. Such executed Certificate of Authentication or Comptroller’s Registration Certificate, as the case may be, shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the owner thereof is entitled to the benefit of the trust hereby created.

If the Bond Registrar is other than the Trustee, the Trustee may appoint the Bond Registrar as an Authenticating Agent with the power to act on the Trustee’s behalf and subject to its direction in the authentication and delivery of Bonds in connection with the registration of transfers and exchanges under Section 2.4 hereof, and the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall, for all purposes of this Indenture, be deemed to be the authentication and delivery “by the Trustee”.

Any corporation or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible as a Bond Registrar under Section 2.3, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation or association.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Issuer and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may, with the consent of the Company (which shall not be unreasonably withheld) appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer, and shall mail notice of such appointment to all owners of Bonds as the names and addresses of such owners appear on the Bond Register.

Section 2.7 Payment of Principal and Interest; Interest Rights Preserved.

(a) Subject to the provisions relating to book-entry only set forth in Section 2.13 hereof, the principal or redemption price of any Bond shall be payable upon presentation and surrender of such Bond to the Principal Office of the Paying Agent or the Principal Office of the Co-Paying Agent. The principal or redemption price of the Bonds shall be payable in immediately available funds. Such payments shall be made to the Registered Owner of the Bond so delivered, as shown in the Bond Register maintained by the Bond Registrar.

(b) Subject to the further provisions of Article III hereof, each Bond shall accrue interest and be payable as to interest as follows:

(i) Each Bond shall accrue interest (at the applicable rate determined pursuant to Article III hereof) initially from the Issue Date, and thereafter (A) from the date of authentication, if authenticated on an Interest Payment Date to which interest has been paid or duly provided for, or (B) from the last preceding Interest Payment Date to which interest has been paid in full or duly provided for (or the Issue Date if no interest thereon has been paid or duly provided for) in all other cases.

(ii) Subject to the provisions of paragraph (c) below, the interest due on any Bond on any Interest Payment Date shall be paid to the Registered Owner of such Bond as shown on the registration books kept by the Bond Registrar as of the Regular Record Date. The amount of interest so payable on any Interest Payment Date shall be computed (A) on the basis of a 365- or 366-day year for the number of days actually elapsed during Daily Rate

Periods, (B) on the basis of a 365- or 366-day year for the number of days actually elapsed based on the calendar year in which the Commercial Paper Rate Period or the Weekly Rate Period commences, during Commercial Paper Rate Periods or Weekly Rate Periods, and (C) on the basis of a 360-day year of twelve 30-day months during Term Rate Periods.

(iii) All payments of interest on the Bonds shall be paid to the Registered Owners entitled thereto in immediately available funds by wire transfer to a bank within the continental United States or deposited to a designated account if such account is maintained with the Paying Agent as directed by the Registered Owner in writing or as otherwise directed in writing by the Registered Owner prior to the time of payment with respect to Bonds accruing interest at a Commercial Paper Rate or five Business Days prior to the Interest Payment Date with respect to Bonds accruing interest at Daily, Weekly or Term Rates.

(iv) Interest accrued during any Commercial Paper Rate Period or due at the maturity or redemption of the Bonds shall be paid only upon presentation and surrender of Bonds.

(v) Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond is registered at the close of business on the Regular Record Date for such interest.

(c) Any interest on any Bond which is payable, but is not punctually paid or provided for, on any Interest Payment Date and within any applicable grace period (herein called “Defaulted Interest”) shall forthwith cease to be payable to the owner of such Bond on the relevant Regular Record Date by virtue of having been such owner, and such Defaulted Interest shall be paid to the Person in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be no more than 15 nor fewer than 10 days prior to the date of proposed payment. The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder at his address as it appears in the Bond Register, not fewer than 10 days prior to such Special Record Date.

(d) Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon registration of transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued but unpaid, and to accrue, which were carried by such other Bond.

Section 2.8 Persons Deemed Owners. The Issuer, the Trustee, any Paying Agent, the Bond Registrar and any Authenticating Agent may deem and treat the Person in whose name any Bond is registered in the Bond Register as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Issuer, the Trustee, any Paying Agent, the Bond Registrar or the Authenticating Agent) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.7 hereof) interest on, such Bond, and for all other purposes, and neither the Issuer, the Trustee, any Paying Agent, the Bond Registrar, the Remarketing Agent nor the Authenticating Agent shall be affected by any notice to the contrary. All such payments so made to any such Registered Owner, or upon his written order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

Section 2.9 Mutilated, Destroyed, Lost or Stolen Bonds.

(a) If any Bond shall become mutilated, lost, stolen or destroyed, the affected Bondholder shall be entitled to the issuance of a substitute Bond only as follows:

(i) in the case of a lost, stolen or destroyed Bond, the Bondholder shall (A) provide written notice of the loss, theft or destruction to the Trustee within a reasonable time after the Bondholder becomes aware of the loss, theft or destruction, (B) request, in writing, the issuance of a substitute Bond and (C) provide evidence, satisfactory to the Trustee, of the ownership and the loss, theft or destruction of the affected Bond;

(ii) in the case of a mutilated Bond, the Bondholder shall surrender the Bond to the Trustee for cancellation;

(iii) in all cases, the Bondholder shall provide indemnity against any and all claims arising out of or otherwise related to the issuance of substitute Bonds pursuant to this Section 2.9 satisfactory to the Issuer, the Trustee and the Company; and

(iv) in all cases, upon payment by the affected Bondholder of the fees and expenses of the Trustee and the Issuer in connection with the issuance of any such substitute Bond.

Upon compliance with the foregoing, a substitute Bond of like tenor and denomination, executed by the Issuer, shall be authenticated by the Trustee or Authenticating Agent and delivered to the Bondholder.

Notwithstanding the foregoing, the Trustee or Authenticating Agent shall not be required to authenticate and deliver any substitute Bond for a Bond which has been called for redemption or which has matured or is about to mature or which shall have been purchased pursuant to Section 4.3 hereof and, in any such case, the principal, redemption price or Purchase Price and interest then due or becoming due shall be paid by the Trustee or a Paying Agent in accordance with the terms of the mutilated, lost, stolen or destroyed Bond without substitution therefor.

(b) Every substituted Bond issued pursuant to this Section shall constitute an additional contractual obligation of the Issuer and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

(c) All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or investment or other securities without their surrender.

Section 2.10 Temporary Bonds. Pending preparation of definitive Bonds, or by agreement with the purchasers of all Bonds, the Issuer may issue, and, upon its written request, the Trustee or Authenticating Agent shall authenticate, in lieu of definitive Bonds one or more temporary printed or typewritten Bonds of substantially the tenor set forth in the form of bond attached hereto as Exhibit A in any Authorized Denomination. Upon the written request of the Issuer, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

Section 2.11 Cancellation of Surrendered Bonds. Bonds surrendered for payment upon maturity or prior redemption, transfer or exchange and Bonds surrendered to the Trustee by the Issuer or by the Company for cancellation shall be canceled by the Trustee and treated in accordance with its document retention policies.

Section 2.12 Limited Obligation. The Bonds are not and never shall become general obligations of the Issuer, but are limited obligations payable by the Issuer solely and only from the payments received under or with respect to the documents executed by the Company, including, without limitation, any Letter of Credit (except to the extent paid out of moneys attributable to the proceeds derived from the sale of the Bonds or income from the temporary investment of such funds or other funds held hereunder), which amounts, together with any other security provided herein, are hereby specifically assigned and pledged to such purposes, in the manner and to the extent provided herein. Neither the faith and credit nor the taxing power of the State, the Issuer, or any other political corporation, subdivision, or agency is pledged to the payment of the principal of, premium, if any, or interest on, or Purchase Price of, the Bonds. No recourse shall be had for any claim based on the Agreement, the Indenture, or the Bonds against any member, officer or employee, past, present or future, of the Issuer, or of any successor body thereto, either directly or through the Issuer, or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise. The Bonds are special revenue obligations of the Issuer payable solely from the sources described herein and therein and the holder thereof shall never have the right to demand payment from moneys derived by taxation or any revenues of the Issuer except the funds pledged to the payment thereof.

Section 2.13 Book - Entry System.

(a) DTC will act as the initial Securities Depository for the Bonds. The Bonds shall be initially issued in the form of a single fully registered Bond registered in the name of Cede & Co. (DTC’s nominee). So long as Cede & Co. is the Registered Owner of the Bonds, as nominee of DTC, references herein to Registered Owners, Bondholders or holders of the Bonds shall mean Cede & Co. and shall not mean the beneficial owners of the Bonds.

(b) While DTC is the Securities Depository, the ownership interest of each of the beneficial owners of the Bonds will be recorded through the records of a DTC Participant. Transfers of beneficial ownership interests in the Bonds which are registered in the name of Cede & Co. will be accompanied by book entries made by DTC and, in turn, by the DTC Participants who act on behalf of the beneficial owners of the Bonds.

(c) With respect to Bonds registered in the name of the Securities Depository, the Issuer, the Bond Registrar, the Paying Agent, any Co-Paying Agent and the Trustee shall have no responsibility or obligation to any Person on behalf of whom such Securities Depository holds an interest in the Bonds, except as provided in this Indenture. Without limiting the immediately preceding sentence, the Issuer, the Bond Registrar, the Paying Agent, any Co-Paying Agent and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository with respect to any ownership interest in the Bonds, (ii) the delivery to any Person, other than a Bondholder, as shown on the Bond Register, of any notice with respect to the Bonds, including any notice of redemption, or (iii) the payment to any Person, other than a Registered Owner, as shown in the Bond Register of any amount with respect to principal of, premium, if any, Purchase Price or interest on, the Bonds.

(d) Notwithstanding any other provisions of this Indenture to the contrary, the Issuer, the Bond Registrar, the Paying Agent, any Co-Paying Agent and the Trustee shall be entitled to treat and consider the Person in whose name each Bond is registered in the Bond Register as the absolute owner of such Bond for the purpose of payment of principal, premium, if any, Purchase Price, and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Paying Agent shall pay all principal of, premium, if any, Purchase Price, and interest on the Bonds only to or upon the order of the respective owners, as shown in the Bond Register as provided in this Indenture, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to payment of principal of, premium, if any, Purchase Price, and interest on, the Bonds to the extent of the sum or sums so paid.

(e) No Person other than a Registered Owner, as shown in the registration books, shall receive a Bond certificate evidencing the obligation of the Issuer to make payments of principal, premium, if any, Purchase Price, and interest, pursuant to this Indenture.

(f) Except in the case of payment upon maturity or redemption if the book-entry system is not in effect, any provision of this Indenture permitting or requiring the delivery of Bonds shall, while the book-entry system is in effect, be satisfied by the notation on the books of the Securities Depository, of the transfer of the beneficial owner’s interest in such Bond.

(g) So long as the book-entry system is in effect, the Trustee, the Remarketing Agent, the Paying Agent and the Bond Registrar shall comply with the terms of the DTC Letter.

(h) The Securities Depository may determine to discontinue providing its service with respect to the Bonds at any time by giving reasonable written notice and all relevant information on the beneficial owners of the Bonds to the Issuer or the Trustee. If there is no successor Securities Depository appointed by the Issuer, the Trustee, based solely upon information provided to it in writing by the Securities Depository, shall authenticate and deliver Bonds to the beneficial owners thereof. In the event that the Company determines that the Securities Depository is incapable of discharging its responsibilities described herein or in any agreement among the Issuer, the Trustee and the Securities Depository, the Issuer, at the direction of the Company, shall (i) appoint a successor securities depository, qualified to act as such under Section 17(a) of the securities and

Exchange Act of 1934, as amended, notify the Securities Depository of the appointment of such successor securities depository and transfer one or more separate Bonds to such successor securities depository or (ii) notify the Securities Depository and the beneficial owners, identified by the Securities Depository, of the availability through the Securities Depository of Bonds and transfer one or more separate Bonds to the beneficial owners, identified in writing by the Securities Depository as having Bonds credited to their accounts. In such event, the Bonds shall no longer be restricted to being registered in the Bond Register in the name of the Securities Depository, but may be registered in the name of the successor securities depository, or its nominee, or in whatever name or names Bondholders transferring or exchanging Bonds shall designate, in accordance with the provisions of this Indenture.

Upon the written consent of 100% of the beneficial owners of the Bonds, the Trustee, in accordance with any agreement among the Issuer, the Trustee, and the Securities Depository, shall withdraw the Bonds from the Securities Depository, and authenticate and deliver Bonds fully registered to the assignees of the Securities Depository or its nominee. If the request for such withdrawal is not the result of any Issuer action or inaction, such withdrawal, authentication and delivery shall be at the cost and expense (including costs of printing, preparing and delivering such Bonds) of the Persons requesting such withdrawal, authentication and delivery.

Section 2.14 Payments to Securities Depository; Payments to Beneficial Owners.

(a) Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to principal of, premium, if any, Purchase Price, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, pursuant to DTC’s rules and procedures, or in the case of a successor Securities Depository, pursuant to any agreement among the Issuer, the Trustee, the Bond Registrar, any Co-Paying Agent, and the Securities Depository.

(b) With respect to Bonds registered in the name of a Securities Depository (or its nominee) neither the Trustee, the Issuer nor the Company shall have any obligation to any of its members or participants or to any Person on behalf of whom an interest is held in the Bonds.

ARTICLE III.

INTEREST RATES ON THE BONDS

Section 3.1 Interest Rate. All Bonds shall accrue interest from the Issue Date at Weekly Rates determined by the Remarketing Agent as provided herein until, if ever, the Rate Period for the Bonds is converted to a different Rate Period pursuant to Section 3.3. The interest rate on the Bonds will be the lesser of (i) the Maximum Rate or (ii) the rate determined as provided in Section 3.2.

Section 3.2 Determination of Interest Rates.

(a) Determination by Remarketing Agent.

(i) The Interest Rate shall be determined by the Remarketing Agent as the rate of interest which, in the judgment of the Remarketing Agent, would cause the Bonds to have a market value as of the effective date thereof equal to the principal amount thereof, taking into account prevailing market conditions. With respect to Commercial Paper Rates, the Remarketing Agent shall determine the Commercial Paper Rate and the Commercial Paper Rate Period for each Bond at such rate and for such period as it deems advisable in order to minimize the net interest cost on the Bonds, taking into account prevailing market conditions.

(ii) In the event the Remarketing Agent fails for any reason to determine or notify the Trustee of the Interest Rate for any Interest Rate Period:

(A) The Interest Rate then in effect for Bonds that accrue interest at Daily Rates will remain in effect from day to day until the Trustee is notified of a new Daily Rate determined by the Remarketing Agent. If no Daily Rate is determined upon a conversion to a Daily Rate, the Interest Rate shall be the Alternate Rate.

(B) The Interest Rate then in effect for Bonds that accrue interest at Weekly Rates will remain in effect from week to week until the Trustee is notified of a new Weekly Rate determined by the Remarketing Agent. If no Weekly Rate is determined upon a conversion to a Weekly Rate, the Interest Rate shall be the Alternate Rate.

(C) The Interest Rate for any Bond that accrues interest at a Commercial Paper Rate and for which a Commercial Paper Rate and Commercial Paper Rate Period is not determined shall be equal to 100% of the prime commercial paper rate (30 days) shown in the table captioned “short-term tax-exempt yields” in the edition of The Bond Buyer published on the day on which such rate is determined or, if such rate is not published on that day, the most recent publication of such rate, and the Interest Rate Period for such Bond shall extend through the day preceding the next Business Day, until the Trustee is notified of a new Commercial Paper Rate and Commercial Paper Rate Period determined for such Bond by the Remarketing Agent.

(D) The Interest Rate then in effect for Bonds that accrue interest at the Term Rate will be automatically converted to Commercial Paper Rates with Commercial Paper Rate Periods beginning on each Business Day and extending through the day preceding the next Business Day until the Trustee is notified of a new Commercial Paper Rate and Commercial Paper Rate Period determined for such Bond by the Remarketing Agent.

(iii) All determinations of Interest Rates pursuant to this Section shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Paying Agent, any Co-Paying Agent, the Bank, the Remarketing Agent, and the Owners of the Bonds to which such rates are applicable.

(iv) The Interest Rate in effect for Bonds during any Interest Rate Period shall be available to Owners on the date such Interest Rate is determined, between 1:00 p.m. and 5:00 p.m., New York City time, from the Remarketing Agent or the Trustee at their Principal Offices and shall also be communicated by the Remarketing Agent promptly to the Company by telephonic or Electronic notice.

(v) During any transitional period for a conversion from the Commercial Paper Rate Period to a Daily Rate or Weekly Rate Period in which the Remarketing Agent is setting different Commercial Paper Rate Periods in order to effect an orderly transition of such conversion, Bonds bearing interest at the Commercial Paper Rate shall be governed by the provisions of this Indenture applicable to Commercial Paper Rate Periods and Commercial Paper Rates, and Bonds bearing interest at the Daily Rate or Weekly Rate, as applicable, shall be governed by the provisions of this Indenture applicable to such Daily Rates and Daily Rate Periods or Weekly Rates and Weekly Rate Periods, as the case may be.

(b) Commercial Paper Rates. During any period that the Bonds bear interest at Commercial Paper Rates, the Bonds shall bear interest at the Commercial Paper Rate for each Commercial Paper Rate Period as determined in accordance with this subsection (b) and interest shall be payable on the Interest Payment Date for each Commercial Paper Rate Period. Interest on the Bonds shall be computed upon the basis of a 365- or 366-day year for the number of days actually elapsed based on the calendar year in which the Commercial Paper Rate Period commences. Notwithstanding the foregoing, no Commercial Paper Rate Period may be established which exceeds 270 days (provided that if a Letter of Credit is then in effect, such period shall not be longer than a period equal to the maximum number of days’ interest coverage provided by such Letter of Credit minus the number of days, if any, allowed for any reinstatement of interest under the Letter of Credit) or, if the Remarketing Agent has given or received notice of any conversion to a Term Rate Period, the remaining number of days prior to the Conversion Date or, if the Remarketing Agent has given or received notice of any conversion to a Daily Rate or Weekly Rate, the length of each Commercial Paper Rate Period for each Bond shall be determined by the Remarketing Agent to be either (i) that length of period that, as soon as possible, shall enable the Commercial Paper Rate Periods for all Bonds to end on the day before the Conversion Date, or (ii) that length of period which, based on the Remarketing Agent’s judgment, will best promote an orderly transition to the next Interest Rate Period, and if a Letter of Credit is then in effect, no Commercial Paper Rate Period may be established which extends beyond the remaining term of such Letter of Credit minus the number of days, if any, allowed for any reinstatement of interest under the Letter of Credit.

Commercial Paper Rates on and Commercial Paper Rate Periods for the Bonds shall be determined as follows:

(i) The Commercial Paper Rate on a Bond for a specific Commercial Paper Rate Period shall be the rate established by the Remarketing Agent no later than 1:00 p.m. (New York City time) on the first Business Day of that Commercial Paper Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell such Bond on that day at a price equal to the principal amount thereof, and such Commercial Paper Rate shall be provided to the Trustee by the Remarketing Agent by telephonic or Electronic notice by 1:00 p.m., New York City time, on that same day. Unless the Bonds are in book-entry form, the Trustee will deliver certificates for such Bonds to the Remarketing Agent not later than 2:45 p.m. New York City time on such Business Day against receipt of payment therefor.

(ii) Each Commercial Paper Rate Period applicable to a Bond shall be determined by the Remarketing Agent on or prior to the first Business Day of such Commercial Paper Rate Period (but no later than 1:00 p.m. (New York City time) on the first Business Day of the Commercial Paper Rate Period) as that Rate Period which will, in the judgment of the Remarketing Agent, produce the greatest likelihood of the lowest net interest cost during the term of the Bonds; provided that each Commercial Paper Rate Period shall be from one to 270 days in length (provided that if a Letter of Credit is then in effect, such period shall not be longer than a period equal to the maximum number of days’ interest coverage provided by such Letter of Credit minus the number of days, if any, allowed for any reinstatement of interest under the Letter of Credit), shall commence on a Business Day, shall end on a day preceding a Business Day or the day preceding the Maturity Date, and in any event shall end no later than the day preceding the Maturity Date. Each Bond may bear interest at a different Commercial Paper Rate and for a Commercial Paper Rate Period different from any other Bond. The Commercial Paper Rate Period shall be provided to the Trustee by the Remarketing Agent by telephonic or Electronic notice by 1:00 p.m. New York City time, on that same day.

The Remarketing Agent may, in the reasonable exercise of its judgment, (1) determine Commercial Paper Rate Periods that result in Commercial Paper Rates on the Bonds that are higher than would be borne by Bonds with shorter Commercial Paper Rate Periods in order to increase the likelihood of achieving the lowest net interest cost during the term of the Bonds by assuring the availability of such Commercial Paper Rates for the longer Commercial Paper Rate Periods, and (2) in view of the uncertainties involved in anticipating Commercial Paper Rates, establish different Commercial Paper Rate Periods for Bonds on the same date in order to achieve an average of Commercial Paper Rate Periods that, in the reasonable exercise of its judgment, is most likely to achieve the lowest net interest cost during the term of the Bonds.

The determination of the Commercial Paper Rate Periods by the Remarketing Agent will be based upon the relative market yields of Bonds bearing interest at a Commercial Paper Rate and other securities that bear interest at a variable rate or at fixed rates that, in the reasonable exercise of the judgment of the Remarketing Agent, are otherwise comparable to the Bonds, or any fact or circumstance relating to the Bonds or affecting the market for the Bonds or affecting such other comparable securities in a manner that, in the reasonable exercise of the judgment of the Remarketing Agent, will affect the market for the Bonds. The Remarketing Agent, in its discretion, may consider such information and resources as it deems appropriate in making the determinations described in this paragraph, including consultations with the Company, but the Remarketing Agent’s determination of the Commercial Paper Rate Period for each Bond will be based solely upon the reasonable exercise of the Remarketing Agent’s judgment.

(iii) Notwithstanding subsection (ii) above:

(A) if the Remarketing Agent fails for any reason to determine or notify the Trustee of the length of a Commercial Paper Rate Period for any Bond or fails for any reason to determine or notify the Trustee of a Commercial Paper Rate, the Commercial Paper Rate and Commercial Paper Rate Period shall be established as provided in Section 3.2(a)(ii) hereof;

(B) no Commercial Paper Rate Period shall be established for a period longer than 270 days (provided that if a Letter of Credit is then in effect, such period shall not be longer than a period equal to the maximum number of days’ interest coverage provided by such Letter of Credit minus the number of days, if any, allowed for any reinstatement of interest under the Letter of Credit);

The determination of each Commercial Paper Rate and Commercial Paper Rate Period in accordance with the terms of this Indenture shall be conclusive and binding upon the owners of the Bonds, the Issuer, the Company, the Trustee, each Paying Agent and the Remarketing Agent.

(c) Daily Rates. During any period that the Bonds bear interest at Daily Rates, a Daily Rate shall be established for each Daily Rate Period as follows:

(i) Daily Rate Periods shall commence on a Daily Rate Conversion Date which shall be a Business Day and thereafter, prior to the next Conversion Date, on each Business Day thereafter until the Rate Period for the Bonds is converted to another Rate Period pursuant to Section 3.3 and shall extend to, but not include, the next succeeding Business Day.

(ii) The Daily Rate for each Daily Rate Period shall be effective from and including the commencement date thereof and shall remain in effect to, but not including, the next succeeding Business Day. Each such Daily Rate shall be determined by the Remarketing Agent not later than 10:30 a.m., New York City time, on the first Business Day of the Daily Rate Period to which it relates and provided to the Trustee by the Remarketing Agent by Electronic notice by 12:00 noon, New York City time, on that same day; provided that no notice need be given if the Daily Rate then in effect is to be the Daily Rate for the next Daily Rate Period.

(d) Weekly Rates;. Initially and during any period that the Bonds bear interest at a Weekly Rate, a Weekly Rate shall be determined for each Weekly Rate Period as follows:

(i) Weekly Rate Periods shall commence on a Thursday and end on Wednesday of the following week and each Weekly Rate Period shall be followed by another Weekly Rate Period until the Rate Period of the Bonds is converted to another Rate Period pursuant to Section 3.3; provided that (A) the initial Weekly Rate Period shall commence on the Issue Date and end on Wednesday of the following week; (B) in the case of a conversion to a Weekly Rate Period from a different Rate Period, the Weekly Rate Period shall commence on the Weekly Rate Conversion Date and shall end on Wednesday of the following week; (C) in the case of a conversion from a Weekly Rate Period to a different Rate Period, the last Weekly Rate Period prior to conversion shall end on the last day immediately preceding the Conversion Date to the new Rate Period; and (D) the Company, by written direction of an Authorized Company Representative to the Trustee, the Issuer, and the Remarketing Agent specifying such new dates, and subject to Section 3.3(d)(iii) hereof, may, from time to time, change the commencement date and ending date of the Weekly Rate Period.

(ii) The Weekly Rate for each Weekly Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each such Weekly Rate shall be determined by the Remarketing Agent no later than 10:00 a.m., New York City time, on the commencement date of the Weekly Rate Period to which it relates and provided to the Trustee by the Remarketing Agent by written, telephonic or Electronic notice by 12:00 noon, New York City time, on such date.

(e) Term Rates. During any period that the Bonds bear interest at a Term Rate, a Term Rate shall be determined for each Term Rate Period as follows:

(i) Term Rate Periods shall (A) commence on a Term Rate Conversion Date and subsequently on the first day of a calendar month which is an integral multiple of twelve (12) calendar months thereafter, (B) have a duration of not less than 365 days, and (C) end on the day preceding either the commencement date of the following Term Rate Period or the Conversion Date on which a different Rate Period shall become effective or the Maturity Date of the Bonds; provided that if a Letter of Credit is then in effect, such Letter of Credit must (1) extend for a period which shall not end on a date that is earlier than the first date on which the Bonds can be called for optional redemption during the proposed Term Rate Period plus 5 days, and (2) cover the premium, if any, which would be included in the Purchase Price upon mandatory tender of the Bonds pursuant to Section 4.2(c) if such Letter of Credit has not be extended beyond the Expiration Date set forth therein. Each Term Rate Period shall be followed by another Term Rate Period of the same duration until the Rate Period of the Bonds is converted to another Rate Period or a Term Rate Period of a different duration or until maturity pursuant to Section 3.3.

(ii) The Term Rate for each Term Rate Period shall be effective from and including the commencement date of such period and remain in effect through and including the last day thereof. Each such Term Rate shall be determined by the Remarketing Agent not later than 12:00 noon, New York City time, on the Business Day immediately preceding the commencement date of such period and provided to the Trustee and the Bank by the Remarketing Agent by written, telephonic or Electronic notice by the close of business on such Business Day.

Section 3.3 Conversions Between Rate Periods. The Company may elect to convert all outstanding Bonds from one Rate Period to another as follows:

(a) Conversion Dates.

(i) If the conversion is from Commercial Paper Rate Periods, the Conversion Date, if the Bonds are being converted to a Term Rate, must be the date on which interest is payable on all of the Bonds accruing interest at Commercial Paper Rates, and if the conversion is from a Commercial Paper Rate Period to a Daily Rate or Weekly Rate, there may be more than one Conversion Date in accordance with Section 3.2(b); however, the Conversion Date with respect to each Bond must be the date on which interest at the Commercial Paper Rate is payable on such Bond.

(ii) If the conversion is from a Daily or Weekly Rate Period, the Conversion Date must be an Interest Payment Date on which interest is payable for the Daily or Weekly Rate Period from which the conversion is made.

(iii) If the conversion is from a Term Rate Period, the Conversion Date may be any date on which the Bonds are also subject to optional redemption pursuant to Section 9.1 hereof.

(b) Notices by Company. The Company shall give written notice and telephone notice of any proposed conversion to the Trustee, and written notice of any proposed conversion to the Issuer, the Bank and the Remarketing Agent , not fewer than seven Business Days prior to the date the notice to Bondholders must be given pursuant to Section 3.3(c) of the proposed conversion from a Commercial Paper, Daily, Weekly or Term Rate Period.

(c) Notices by Trustee. The Trustee shall give notice by first class mail, of the proposed conversion to the Registered Owners of Bonds accruing interest at Commercial Paper, Daily or Weekly Rates not less than 15 days before the proposed Conversion Date and to Registered Owners of Bonds accruing interest at a Term Rate not less than 30 days before the proposed Conversion Date. Such notice shall state:

(i) the proposed Conversion Date and proposed Interest Rate (i.e. whether the Bonds will bear interest at a Daily Rate, Weekly Rate, Commercial Paper Rate or Term Rate) to be effective on such date;

(ii) that the Bonds will be subject to mandatory tender for purchase on the Conversion Date (except in the case of conversions between Daily and Weekly Rate Periods);

(iii) the conditions, if any, to the conversion pursuant to subsection (d) below;

(iv) if the Bonds are in certificated form, information with respect to required delivery of Bond certificates and payment of the Purchase Price; and

(v) the new Interest Payment Date and Regular Record Dates.

(d) Conditions to Conversion. No conversion of Interest Rate Periods will become effective unless the following conditions to conversion have been met:

(i) if the conversion is from Commercial Paper Rate Periods, the Trustee has received, prior to the date on which notice of conversion is required to be given to Registered Owners, written confirmation from the Remarketing Agent that it has not established and will not establish any Commercial Paper Rate Periods extending beyond the day before the Conversion Date (or Conversion Dates if the Remarketing Agent will be establishing Commercial Paper Rate Periods pursuant to Section 3.2(b));

(ii) if the conversion is from Commercial Paper, Daily or Weekly Rate Periods to a Term Rate Period, or from a Term Rate Period to a Commercial Paper, Daily or Weekly Rate Period, or to a Term Rate Period of a different duration the Trustee has been provided, no later than one day before the Conversion Date, with a Favorable Opinion with respect to the conversion; and

(iii) conversions (except any conversion resulting from the failure to determine, or the invalidity of, an Interest Rate or, in the case of Bonds accruing interest at a Term Rate, an Interest Rate Period, and including a conversion from one Term Rate Period to a Term Rate Period of a different duration) and any change in the commencement and/or ending date of a Weekly Rate Period pursuant to Section 3.2(d)(i)(D) hereof, are subject to veto by the Issuer, which veto may not be unreasonably exercised and must be exercised by the Authorized Issuer Representative within one hour after the receipt of notice from the Company of such change in interest rate determination method or change in Weekly Rate Period dates by the sending of a telephonic notice to the Company, the Trustee and the Remarketing Agent and confirmed in writing thereafter.

(iv) if a Letter of Credit will be held by the Trustee after the Conversion Date, such Letter of Credit (A) will cover the principal of and interest (computed on the basis of a 365-day year, in the case of conversion to a Commercial Paper, Daily or Weekly Rate Period, and on the basis of a 360-day year consisting of twelve 30-day months, in the case of conversion to a Term Rate Period) which will accrue on the Outstanding Bonds for 106 days in the case of conversion to a Daily or Weekly Rate Period, 275 days (or such fewer number of days as may be determined by the Company) in the case of conversion to a Commercial Paper Rate Period, and 185 days in the case of conversion to a Term Rate Period, plus, in each case, an amount equal to interest for the number of days, if any, allowed for reinstatement of interest under the Letter of Credit, and (B) in the case of conversion to a Term Rate Period, (1) extends for a period which shall not end on a date that is earlier than the first date on which the Bonds can be called for optional redemption plus 5 days, and (2) covers the premium, if any, which would be included in the Purchase Price upon mandatory purchase of the Bonds pursuant to Section 4.2(c) hereof if such Letter of Credit were not extended beyond the Expiration Date set forth therein.

(v) if a Letter of Credit is then in effect and the Purchase Price determined under Section 4.2(b) hereof payable on the Conversion Date includes any premium, the Trustee has received, prior to the date on which notice of conversion is required to be given to Registered Owners, written confirmation from the Bank that it can draw under the Letter of Credit on the proposed Conversion Date in an aggregate amount sufficient to cover such premium due upon mandatory purchase of the Bonds pursuant to Section 4.2(b) hereof.

ARTICLE IV.

TENDER AND PURCHASE OF BONDS

Section 4.1 Optional Tenders for Purchase.

(a) Purchase Dates. The Owners or beneficial owners of Bonds accruing interest at Daily, Weekly or Term Rates may elect to have their Bonds (or portions thereof in Authorized Denominations, provided that the remaining portion of any Bond tendered in part must also be in an Authorized Denomination) purchased at the Purchase Price on the following Purchase Dates:

(i) Bonds accruing interest at Daily Rates may be tendered for purchase at a Purchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest payable in immediately available funds on any Business Day prior to conversion from a Daily Rate Period to a different Rate Period, upon personal, Electronic or telephonic notice of tender given to the Paying Agent, directly or through a DTC Participant, not later than 9:15 a.m., New York City time, on the Purchase Date.

(ii) Bonds accruing interest at Weekly Rates may be tendered for purchase at a Purchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest payable in immediately available funds on any Business Day prior to conversion from a Weekly Rate Period to a different Rate Period upon written or Electronic notice of tender to the Paying Agent, directly or through a DTC Participant, not later than 5:00 p.m., New York City time, on a Business Day not fewer than seven days prior to the Purchase Date.

(iii) Bonds accruing interest at a Term Rate may be tendered for purchase on the commencement date of the succeeding Rate Period for such Bonds at a Purchase Price equal to 100% of the principal amount thereof payable in immediately available funds upon written or Electronic notice of tender to the Paying Agent, directly or through the DTC Participant, not later than 5:00 p.m., New York City time, on a Business Day which is not fewer than seven days prior to the Purchase Date, it being understood that pursuant to Section 4.2(b) hereof, the Bonds may also be subject to mandatory tender on such date, in which case the provisions of Section 4.2(b) hereof shall govern the purchase.

(b) Notice of Tender. Each notice of tender:

(i) shall, in the case of a written notice, be delivered to the Paying Agent at its Tender Office and be in form satisfactory to the Paying Agent;

(ii) shall state, whether delivered personally, in writing, Electronically or by telephone (A) the principal amount of the Bond to which the notice relates, (B) that the Owner or beneficial owner irrevocably demands purchase of such Bond or a specified portion thereof in an Authorized Denomination, (C) that any portion of such Bond not tendered is in an Authorized Denomination (D) the date on which such Bond or portion is to be purchased, and (D) payment instructions with respect to the Purchase Price; and

(iii) shall automatically constitute, whether delivered personally, in writing, Electronically or by telephone (A) an irrevocable offer to sell the Bond (or portion thereof) to which the notice relates on the Purchase Date at a Purchase Price equal to the principal amount of such Bond (or portion thereof) plus, with respect to Bonds accruing interest at a Daily Rate or a Weekly Rate, any interest thereon accrued but unpaid as of the Purchase Date, (B) an irrevocable authorization and instruction to the Paying Agent to effect transfer of such Bond (or portion thereof) upon payment of the Purchase Price to the Paying Agent on the Purchase Date, (C) an irrevocable authorization and instruction to the Paying Agent to effect the exchange of the Bond to be purchased in whole or in part for other Bonds in an equal aggregate principal amount so as to facilitate the sale of such Bond (or portion thereof to be purchased), and (D) an acknowledgment that such Owner or beneficial owner will have no further rights with respect to such Bond (or portion thereof) upon payment of the Purchase Price thereof to the Paying Agent on the Purchase Date, except for the right of such Owner or beneficial owner to receive such Purchase Price upon delivery of such Bond to the Paying Agent, and that after the Purchase Date such Owner or beneficial owner will hold any undelivered certificate as agent for the Paying Agent. The determination of the Paying Agent as to whether a notice of tender has been properly delivered pursuant to the foregoing shall be conclusive and binding upon the Owner or beneficial owner.

(c) Bonds to be Remarketed. Not later than 11:00 a.m., New York City time, on the Business Day immediately following the date of receipt of any notice of tender (or immediately upon such receipt, in the case of Bonds accruing interest at Daily Rates), the Paying Agent shall notify, by telephone, promptly confirmed in writing, the Company, the Trustee and the Remarketing Agent of the principal amount of Bonds (or portions thereof) to be purchased and the Purchase Date.

Section 4.2 Mandatory Tenders for Purchase.

(a) Commercial Paper Rate Bonds. Each Bond accruing interest at a Commercial Paper Rate shall be subject to mandatory tender for purchase on each Interest Payment Date applicable to such Bond, at a Purchase Price equal to 100% of the principal amount thereof, plus interest accrued but unpaid during such Commercial Paper Rate Period. The Registered Owner of any Bond accruing interest at a Commercial Paper Rate shall provide the Paying Agent with written payment instructions for the Purchase Price of its Bond on or before tender thereof to the Paying Agent.

(b) Conversions between Interest Rate Periods. Bonds to be converted from one Interest Rate Period to a different Interest Rate Period (except conversions from the Daily Rate to the Weekly Rate or from the Weekly Rate to the Daily Rate) or from a Term Rate Period to a Term Rate Period of different duration, are subject to mandatory tender for purchase on the Conversion Date at a Purchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest; provided that the Purchase Price for Bonds converted from a Term Rate Period on a date when such Bonds are also subject to optional redemption at a premium shall include an amount equal to the premium that would be payable if such Bonds were redeemed on such date.

(c) Prior to Expiration or Replacement of Letter of Credit. The Bonds are subject to mandatory tender for purchase (i) on the Interest Payment Date which is at least two (2) Business Days next preceding the Expiration Date of the current Letter of Credit unless at least 25 days prior to such Interest Payment Date the Trustee has received notice from the Bank that the Letter of Credit has been extended, and (ii) on any Interest Payment Date on which the current Letter of Credit is replaced with an Alternate Credit Facility pursuant to Section 7.2, in each case at a Purchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, plus the premium, if any, which would be payable if the Bonds were redeemed on the mandatory tender date.

(d) Notice. The Paying Agent shall give notice of mandatory tender for purchase other than pursuant to Section 4.2(a) (for which no notice of mandatory tender shall be required) to the Registered Owners of Bonds by first class mail, not less than 10 days before the mandatory tender date. If the Bonds are in certificated form, such notice shall include information with respect to required delivery of Bond certificates and payment of the Purchase Price.

Section 4.3 Remarketing and Purchase.

(a) Remarketing of Tendered Bonds. Unless otherwise instructed by the Company, but subject to the provisions of Sections 4.3(b)(v) and 4.3(b)(vi) hereof, the Remarketing Agent shall offer for sale and use its best efforts to find purchasers for all Bonds or portions thereof for which notice of tender has been received pursuant to Section 4.1(c) or which are subject to mandatory tender. While the Bonds are in book-entry only form, the Paying Agent will make payment of the Purchase Price for tendered Bonds in accordance with the procedures established by the Securities Depository. If the book-entry only system is not in effect, the terms of any sale by the Remarketing Agent shall provide for the payment of the Purchase Price for tendered Bonds by the Remarketing Agent to the Paying Agent (i) in immediately available funds at or before 3:00 p.m., New York City time, on the Purchase Date, in the case of Bonds accruing interest at Commercial Paper Rates, (ii) in immediately available funds at or before 1:00 p.m., New York City time, on the Purchase Date, in the case of Bonds accruing interest at Daily Rates or Weekly Rates, and (iii) in immediately available funds at or before 12:00 noon, New York City time, on the Purchase Date, in the case of Bonds accruing interest at Term Rates. The Remarketing Agent shall not sell any Bond as to which a notice of conversion from one type of Rate Period to another has been given by the Trustee unless the Remarketing Agent has advised the Person to whom the sale is made of the conversion. The Remarketing Agent shall remarket all Bonds pursuant to this Section at a price of 100% of the principal amount thereof plus accrued but unpaid interest, if any. The Remarketing Agent shall not remarket any Bonds pursuant to this Section if an Event of Default shall have occurred and be continuing hereunder with respect to the Bonds.

(b) Purchase of Tendered Bonds.

(i) Notice. At or before 3:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date of tendered Bonds bearing interest at Term Rates (or 9:30 a.m., New York City time, on the Purchase Date in the case of Bonds accruing interest at Daily, Weekly or Commercial Paper Rates), the Remarketing Agent shall give notice by telegram, telex, Electronically or by other similar communication, and by telephone, to the Trustee and the Paying Agent of the principal amount of tendered Bonds which were remarketed. Not later than 4:00 p.m. New York City time, on the Business Day immediately preceding the Purchase Date for Bonds bearing interest at Term Rates (or 10:15 a.m., New York City time, on the Purchase Date in the case of Bonds accruing interest at Daily, Weekly or Commercial Paper Rates), New York City time, on the date of receipt of such notice the Trustee shall give notice by telephone, telegram, telecopy, Electronically or by other similar communication to the Paying Agent, the Bank, and the Company, specifying the principal amount of tendered Bonds as to which the Remarketing Agent has not found a purchaser at that time. At or before 3:00 p.m., New York City time, on the Business Day prior to the Purchase Date to the extent known to the Remarketing Agent, but in any event, no later than 1:00 p.m., New York City time, on the Purchase Date (or two Business Days prior to the Purchase Date in the event tendered Bonds accrue interest at Term Rates), the Remarketing Agent shall give notice to the Paying Agent by telephone (promptly confirmed in writing or Electronically) of the names, addresses and taxpayer identification numbers of the purchasers, the denominations of Bonds to be delivered to each purchaser and, if available, payment instructions for regularly scheduled interest payments, or of any changes in any such information previously communicated.

(ii) Sources of Payments; Drawings on the Letter of Credit. The Remarketing Agent shall cause to be paid to the Paying Agent on the Purchase Date of tendered Bonds, all amounts representing proceeds of the remarketing of such Bonds to Persons other than the Issuer, the Company, the General Partner, or an Affiliate thereof, as set forth in the notice from the Remarketing Agent under Section 4.3(b)(i), such payments to be made in the manner and at the time specified in Section 4.3(a) above. If such amounts set forth in the notice from the Remarketing Agent to the Paying Agent under Section 4.3(b)(i) above will not be sufficient to pay the Purchase Price on the Purchase Date, the Paying Agent shall give notice to the Trustee to draw under the Letter of Credit and the Trustee shall by 10:30 a.m., New York City time, on the Purchase Date draw under the Letter of Credit, if any, then held by the Trustee in accordance with its terms in a manner so as to furnish immediately available funds by 1:00 p.m., New York City time, on such Purchase Date, in an amount sufficient, together with the remarketing proceeds available for such purchase, to enable the Paying Agent to pay the Purchase Price of Bonds to be purchased on such Purchase Date. If no Letter of Credit is then held by the Trustee, the Company shall deliver or cause to be delivered such amounts and at such times so that there will be delivered to the Paying Agent (A) immediately available funds in an amount equal to such deficiency prior to 2:30 p.m., New York City time, on the Purchase Date of tendered Bonds accruing interest at Daily Rates (3:00 p.m., New York City time, in the case of Commercial Paper Rate Bonds), (B) immediately available funds in an amount equal to such deficiency prior to 1:15 p.m., New York City time, on the Purchase Date of tendered Bonds accruing interest at Weekly Rates, and (C) immediately available funds in an amount equal to such deficiency prior to 12:15 p.m., New York City time, on the Purchase Date of tendered Bonds accruing interest at Term Rates (the obligation of the Company to deliver such moneys not being conditioned on receipt by the Company of the notice from the Trustee pursuant to Section 4.3(b)(i) above). All moneys received by the Paying Agent as remarketing proceeds or from drawings by the Trustee on the Letter of Credit and additional amounts, if any, received from the Company, as the case may be, shall be deposited by the Paying Agent in the appropriate account of the Bond Purchase Fund to be used solely for the payment of the Purchase Price of tendered Bonds and shall not be commingled with other funds held by the Paying Agent and shall not be invested.

(iii) Payments by the Paying Agent. At or before 2:30 p.m., New York City time, on the Purchase Date for tendered Bonds and upon receipt by the Paying Agent of 100% of the aggregate Purchase Price of the tendered Bonds, the Paying Agent shall pay or remit the

Purchase Price of such Bonds to the Registered Owners thereof. Such payments shall be made in immediately available funds (or by wire transfer). The Paying Agent shall make payment of the Purchase Price by applying in order of priority (A) first, moneys paid to it by the Remarketing Agent as proceeds of the remarketing of such Bonds by the Remarketing Agent, (B) second, proceeds of a drawing on the Letter of Credit, and (c) third, other moneys made available by the Company.

(iv) Registration and Delivery of Tendered or Purchased Bonds. On the date of purchase, the Paying Agent shall register and deliver (or hold) or cancel all Bonds purchased on any Purchase Date as follows: (A) Bonds purchased or remarketed by the Remarketing Agent shall be registered and made available to the Remarketing Agent by 2:15 p.m., New York City time, in accordance with the instructions of the Remarketing Agent and (B) Bonds purchased with proceeds of a drawing on the Letter of Credit shall be held as Bank Bonds in accordance with subparagraph (v) below, and (C) Bonds purchased with amounts provided by the Company shall be registered in the name of the Company and shall be delivered to the Trustee to be held in trust by the Trustee on behalf of the Company and shall not be released from such trust unless the Trustee shall have received written instructions from the Company. Notwithstanding anything herein to the contrary, so long as the Bonds are held under the book-entry only system in accordance with Section 2.13 hereof, Bonds will not be delivered as set forth above; rather, transfers of beneficial ownership of the Bonds to the Person indicated above will be effected on the registration books of the Securities Depository pursuant to its rules and procedures.

(v) Bank Bonds. Bonds purchased with proceeds of a drawing on the Letter of Credit pursuant to this Section shall be acquired for the benefit of the Bank and the Bank shall be the beneficial owner of such Bonds, which shall constitute “Bank Bonds” and shall be held by the Trustee as fiduciary for the Bank (and shall be shown as Bank Bonds on the Bond Register maintained by the Trustee or, if the Bonds are held in the Book-Entry System, such Bank Bonds shall be recorded in the books of the Securities Depository for the account of the Trustee, as custodian for the Bank) in accordance with the provisions of this Indenture and the Reimbursement Agreement unless and until (A) the Trustee has received written confirmation from the Bank that the Letter of Credit has been reinstated with respect to such drawing or (B) the Bank has notified the Trustee by telephone (thereafter promptly confirmed in writing) that such Bonds have been conveyed pursuant to the Reimbursement Agreement to the Company and are no longer Bank Bonds. Pending reinstatement of the Letter of Credit or conveyance of the Bank Bonds to the Company, the Bank shall be entitled to receive all payments of principal of and interest on Bank Bonds and such Bonds shall not be transferable or deliverable to any party (including the Company) except the Bank. Notwithstanding the foregoing, if the Letter of Credit is not reinstated in an amount equal to the unpaid principal of the outstanding Bonds, including any Bank Bonds, but excluding any Company Bonds, and, subject to the limitations set forth in the Letter of Credit, accrued interest thereon, no Letter of Credit funds shall be used to make the principal and interest payments on the Bank Bonds. The Remarketing Agent shall continue to use its best efforts to arrange for the sale of any Bank Bonds; provided that the Remarketing Agent shall not offer for sale any Bank Bond unless and until the Trustee has received written confirmation from the Bank that the Letter of Credit has been reinstated in full to the amount available to be drawn under the Letter of Credit with respect to the Bonds . While any Bank Bonds are Outstanding, any payment of interest with respect to such Bank Bonds shall be as set forth in the Reimbursement Agreement, provided, however, that such rate of interest shall be the lesser of what is set forth in the Reimbursement Agreement or the maximum interest rate which, at any point in time, if borne by the Bonds through the Maturity Date, would result in a “net effective interest rate” (as defined and calculated in accordance with the provisions of Chapter 1204, Texas Government Code) which does not exceed fifteen percent (15%) per annum.

Notwithstanding anything to the contrary in this subsection, if and for so long as the Bonds are to be registered in accordance with Section 2.13 hereof, the registration requirements under this subsection (v) shall be deemed satisfied if Bank Bonds are (1) registered in the name of the Securities Depository or its nominee in accordance with Section 2.13 hereof, (2) credited on the books of the Securities Depository to the account of the Trustee (or its nominee) and (3) further credited on the books of the Trustee (or such nominee) to the account of the Bank (or its designee).

(vi) Resale of Bonds Purchased by the Company. In the event that any Bonds are registered to the Company pursuant to subparagraph (iv) above to the extent requested by the Company, the Remarketing Agent shall offer for sale and use its best efforts to sell such Bonds at a price equal to the principal amount thereof plus accrued interest, with the interest rate thereon to be determined in accordance with the provisions of Section 3.2(a) hereof, provided that the Remarketing Agent shall not offer for sale any Company Bond, so long as any Bank Bond is outstanding; further provided, that the Remarketing Agent shall not offer for sale any Company Bond unless and until the Trustee has received written confirmation from the Bank that the Letter of Credit has been reinstated in full to the amount available to be drawn under the Letter of Credit with respect to the Bonds; and further provided that the Remarketing Agent shall not offer for sale any Company Bond unless and until a Favorable Opinion of Special Tax Counsel is delivered which, in addition to the general requirements thereof, as specified in the definition of Favorable Opinion, shall address itself to the status of such Bonds as Company Bonds, and previously as Bank Bonds (if such be the case), and state that upon the remarketing thereof such Bonds will be “qualified tender bonds” under the Code.

(vii) Delivery of Tendered Bonds; Effect of Failure to Surrender Bonds. All Bonds to be purchased on any date shall be required to be delivered to the Principal Office of the Paying Agent at or before (A) 1:00 p.m., New York City time, on the Purchase Date in the case of Bonds accruing interest at Commercial Paper Rates or Daily Rates; (B) 12:00 noon, New York City time, on the Purchase Date in the case of Bonds accruing interest at Weekly Rates; or (C) 2:00 p.m., New York City time, on the Purchase Date in the case of Bonds accruing interest at Term Rates. If the Owner of any Bond (or portion thereof) in certificated form that is subject to optional or mandatory purchase pursuant to this Article fails to deliver such Bond to the Trustee for purchase on the Purchase Date, and if the Paying Agent is in receipt of the Purchase Price therefor, such Bond (or portion thereof) shall nevertheless be deemed purchased on the Purchase Date thereof and ownership of such Bond (or portion thereof) shall be transferred to the purchaser thereof as provided in subsection (iv) above.

Any Owner who fails to deliver such Bond for purchase shall have no further rights thereunder except the right to receive the Purchase Price thereof upon presentation and surrender of said Bond to the Paying Agent. The Paying Agent shall, as to any tendered Bonds which have not been delivered to it (1) promptly notify the Remarketing Agent of such nondelivery, and (2) place or cause to be placed a stop transfer against an appropriate amount of Bonds registered in the name of such Registered Owner(s) on the Bond Register. The Paying Agent shall place or cause to be placed such stop(s) commencing with the lowest serial number Bond registered in the name of such Registered Owner(s) until stop transfers have been placed against an appropriate amount of Bonds until the appropriate tendered Bonds are delivered to the Paying Agent. Upon such delivery, the Paying Agent shall make or cause the Bond Registrar to make any necessary adjustments to the Bond Register. Notwithstanding anything herein to the contrary, so long as the Bonds are held under the book-entry only system in accordance with Section 2.13 hereof, Bonds will not be delivered as set forth above; rather, transfers of beneficial ownership of the Bonds to the Person indicated above will be effected on the registration books of the Securities Depository pursuant to its rules and procedures.

Section 4.4 Bond Purchase Fund. There is hereby created with the Paying Agent a segregated trust fund to be designated the “Bond Purchase Fund”. The Bond Purchase Fund shall consist of the sub-accounts to be designated respectively the “Remarketing Account,” the “Letter of Credit Purchase Account,” and the “Company Purchase Account”.

The Paying Agent shall deposit or cause to be deposited into the Remarketing Account, when and as received, all moneys delivered to the Paying Agent as and for the Purchase Price of remarketed Bonds by or on behalf of the Remarketing Agent. The Paying Agent shall disburse moneys from the Remarketing Account to pay the Purchase Price of Bonds properly tendered for purchase upon surrender of such Bonds.

The Trustee shall deposit or cause to be deposited into the Letter of Credit Purchase Account, when and as received, all proceeds from a drawing on the Letter of Credit pursuant to Section 4.3(b)(ii). The Paying Agent shall disburse moneys from the Letter of Credit Purchase Account to pay the Purchase Price of Bonds properly tendered for purchase upon surrender of such Bonds; provided that the Trustee shall not draw on the Letter of Credit to pay the Purchase Price of Bank Bonds or Company Bonds.

The Trustee or Paying Agent, as the case may be, shall deposit or cause to be deposited into the Company Purchase Account, when and as received, all moneys delivered to the Trustee or the Paying Agent, as the case may be, by or for the account of the Company as Purchase Price Payments pursuant to Section 4.3(b)(ii) hereof and Sections 5.04 (d) and 5.09 of the Agreement. The Paying Agent shall disburse moneys from the Company Purchase Account to pay the Purchase Price of Bonds properly tendered for purchase by or on behalf of the Company upon surrender of such Bonds.

The funds held by the Paying Agent in the Bond Purchase Fund shall not be considered Revenues as that term is defined herein and shall not constitute part of the Trust Estate which is subject to the lien of this Indenture. The moneys in the Bond Purchase Fund shall be used solely to pay the Purchase Price of Bonds as aforesaid (or to reimburse the Bank for drawings under the Letter of Credit for such purpose) and may not be used for any other purposes. It shall be the duty of the Paying Agent to hold the moneys in the Bond Purchase Fund uninvested, without liability for interest thereon, for the benefit of the Registered Owners of Bonds which have been properly tendered for purchase or deemed tendered on the Purchase Date, and if sufficient funds to pay the Purchase Price for such tendered Bonds shall be held by the Paying Agent in the Bond Purchase Fund for the benefit of the Registered Owners thereof, each such Registered Owner shall thereafter be restricted exclusively to the Bond Purchase Fund for any claim of whatever nature on such Registered Owner’s part under this Indenture or on, or with respect to, such tendered Bond. Funds held in the Bond Purchase Fund for the benefit of Registered Owners of untendered Bonds shall be held in trust and not invested. The provisions of Section 17.2 hereof shall govern any funds held in the Bond Purchase Fund for such Registered Owners of the Bonds which remain unclaimed for a period of two years after the applicable Purchase Date.

ARTICLE V.

CUSTODY AND APPLICATION OF PROCEEDS OF BONDS

Section 5.1 Creation of Construction Fund. There is hereby created and ordered to be established with the Trustee a Construction Fund.

Section 5.2 Payments into Construction Fund. The proceeds from the issuance and sale of the Bonds shall be deposited into the Construction Fund. All income or other gain from the investment of moneys in the Construction Fund shall be retained therein and any loss resulting from the sale of any investment shall be charged to such Construction Fund.

Section 5.3 Disbursements from Construction Fund. Moneys in the Construction Fund shall be disbursed by the Trustee to pay Project Costs or to reimburse the Company for Project Costs paid by it, all in accordance with and pursuant to the provisions of the Agreement. The Trustee shall keep and maintain adequate records pertaining to the Construction Fund and all disbursements therefrom and shall file an accounting thereof if and when requested in writing by the Issuer or the Company.

Section 5.4 Balance in Construction Fund. Any amounts remaining in the Construction Fund after delivery of the Completion or Termination Certificate (as defined in the Agreement) shall be used by the Trustee as provided in Sections 3.03(e) and 3.04(b) of the Agreement.

Section 5.5 Acceleration of Bonds. In the event that the principal of the Bonds shall have become due and payable pursuant to Section 11.2 hereof, subject to Section 8.4 hereof, any amounts held in or on deposit in the Construction Fund shall be transferred by the Trustee to the Bond Fund.

ARTICLE VI.

REVENUES AND APPLICATION THEREOF

Section 6.1 Revenues to be Paid Over to the Trustee. The Issuer has caused the Revenues to be paid directly to the Trustee.

Section 6.2 Bond Fund.

(a) There is hereby established with the Trustee a Bond Fund, within which there is hereby established a Company Debt Service Account and a Letter of Credit Debt Service Account.

(b) The Trustee shall maintain the Bond Fund as follows:

(i) The Trustee shall deposit into the Company Debt Service Account all Installment Sale Payments, any accrued interest received from the sale of the Bonds, and all other amounts received by the Trustee from the Company or for the account of the Company pursuant to the Agreement, and all payments under and pursuant to the provisions of this Indenture or any of the provisions of the Agreement, when accompanied by written directions from the Person depositing such moneys that such moneys are to be paid into Company Debt Service Account of the Bond Fund.

(ii) The Trustee shall deposit into the Letter of Credit Debt Service Account all moneys received by the Trustee from drawings under the Letter of Credit to pay principal of, premium, if any, and interest on the Bonds.

(iii) Moneys in the Letter of Credit Debt Service Account shall be applied to the payment when due of principal of, premium, if any, and interest on the Bonds (other than Company Bonds or, except as such funds are expressly contemplated to be applied to the payment of the principal of Bank Bonds and accrued interest thereon under Section 4.3(b)(v), Bank Bonds) prior to the payment of any moneys under subsection 6.2(b)(iv).

(iv) Moneys in the Company Debt Service Account shall be applied to the following in the order of priority indicated:

(A) if the Bank has honored in full a draw under the Letter of Credit, and to the extent the Bank has not been reimbursed in accordance with the provisions of the Reimbursement Agreement, the reimbursement of the Bank when due for moneys drawn under the Letter of Credit and deposited in the Letter of Credit Debt Service Account for payment of principal of, premium, if any, on and interest on the Bonds;

(B) when insufficient moneys have been received under the Letter of Credit for application pursuant to subsection 6.2(b)(iii), the payment when due of principal of, premium, if any, on and interest on the Bonds, other than Company Bonds or Bank Bonds;

(C) the payment when due of principal of, premium, if any, on and interest on Bank Bonds; and

(D) the payment when due of principal of, premium, if any, on and interest on Company Bonds, provided that if the Trustee shall have received written notice from the Bank that any amounts are due and owing to the Bank under the Reimbursement Agreement, such payments shall be made to the Bank for the account of the Company.

(v) Before 2:00 p.m., New York City time, on the Business Day immediately preceding each Interest Payment Date, each redemption date and the Maturity Date of the Bonds, the Trustee shall present the requisite certificate for a drawing on the Letter of Credit so as to comply with the provisions of the Letter of Credit for payment to be made in sufficient time for the Trustee to receive the proceeds of such drawing at or before 11:00 a.m., New York City time, on such Interest Payment Date, redemption date or Maturity Date, as the case may be, to pay principal of, premium, if any, and interest on the Bonds due on such date. In addition, the Trustee shall draw on the Letter of Credit pursuant to its terms in accordance with and in order to satisfy the requirements of Section 11.2. Promptly upon presenting the requisite documents for a drawing on the Letter of Credit, the Trustee shall give notice to the Company by telephone, promptly confirmed in writing, of the amount so drawn. The Trustee shall promptly notify the Company by oral or telephonic communication confirmed in writing if the Bank fails to transfer funds in accordance with the Letter of Credit upon the presentment of the requisite certificate. In calculating the amount to be drawn on the Letter of Credit for the payment of principal of, premium, if any, and interest on the Bonds, whether on an Interest Payment Date, at maturity or upon redemption or acceleration, the Trustee shall not take into account the potential receipt of funds from the Company under the Agreement on such Interest Payment Date, or the existence of any other moneys in the Bond Fund, but shall draw on the Letter of Credit for the full amount of principal of, premium, if any, and interest coming due on the Bonds (other than Bank Bonds or Company Bonds).

Anything in this Indenture to the contrary notwithstanding, instructions permitted or required to be submitted to the Trustee pursuant to the terms of this Indenture, the Agreement, a Requisition Certificate or any other document, including, but not limited to, instructions for the transfer and disbursements of monies (by wire or otherwise) deposited in the Funds or Accounts established under this Indenture, may be submitted to the Trustee by facsimile and shall be subject to confirmation in accordance with the Trustee’s ordinary business practices.

Section 6.3 Revenues to Be Held for All Bondholders; Certain Exceptions. Until applied as provided in this Indenture to the payment of Bonds or transferred to the Company pursuant to Section 17.2, Revenues shall be held by the Trustee in trust in the Bond Fund for the benefit of the owners of all Outstanding Bonds, except that any portion of the Revenues representing principal or redemption price of any Bonds, and interest on any Bonds previously matured or called for redemption in accordance with Article IX of this Indenture, shall be held for the benefit of the owners or the former owners of such Bonds only.

Section 6.4 Amounts Remaining in Bond Fund. Any amounts remaining in the Bond Fund after payment in full of (i) the Bonds (or the provision for payment thereof having been made in accordance with the provisions hereof), (ii) all Administration Expenses, and (iii) all other amounts required to be paid under the Agreement and this Indenture, including fees and expenses of the Trustee, subject to any applicable provisions of Texas law, including Title 6 of the Texas Property Code, shall be paid to the Bank, to the extent of any amount certified in writing by the Bank as due from the Company under the Reimbursement Agreement, and the balance, if any, then to the Company.

ARTICLE VII.

LETTER OF CREDIT

Section 7.1 Extension in Anticipation of Expiration. At least 25 days prior to the Interest Payment Date next preceding the Expiration Date of the current Letter of Credit, the Company may provide for the delivery to the Trustee of an amendment to the Letter of Credit which extends the Expiration Date to a date that is not earlier than one year (or such shorter period as shall be acceptable to the Trustee) from its then current Expiration Date. If the Letter of Credit is so extended, the mandatory tender for purchase pursuant to clause (c) of Section 4.2 shall not occur. If the Letter Credit is not so extended 25 days preceding the Interest Payment Date next preceding the Expiration Date of the Letter of Credit, the Trustee shall direct the Paying Agent to take all action necessary to call the Bonds for mandatory tender for purchase pursuant to clause (c) of Section 4.2 on the Interest Payment Date next preceding such Expiration Date; provided that if the Company shall have notified the Trustee in writing 45 days (or such shorter period, not less than 30 days, as shall be acceptable to the Trustee) preceding the Interest Payment Date next preceding the Expiration Date of the Letter of Credit, that it expects to meet all the conditions for the delivery of an amendment extending the existing Letter of Credit, on or before the Interest Payment Date next preceding the Expiration Date of the existing Letter of Credit, then the notice of mandatory tender for purchase pursuant to clause (c) of Section 4.2 shall state that it is subject to rescission, and the Paying Agent, at the direction of the Trustee, shall rescind such notice, if such conditions are so met by noon, New York City time, on the third Business Day prior to such Interest Payment Date (in which case such mandatory purchase shall not occur).

Section 7.2 Alternate Credit Facility. The Company may provide for the delivery to the Trustee on any Interest Payment Date on which the Bonds are callable for optional redemption pursuant to Section 9.1(a), of (i) an Alternate Credit Facility which shall have terms which are the same in all material respects (except as to Expiration Date and except any changes pursuant to this Indenture with respect to interest or premium coverage in connection with a concurrent interest rate reset or conversion) as the current Letter of Credit, which shall have an Expiration Date that is not less than one year from the date of its delivery and not sooner than the Expiration Date of the current Letter of Credit then in effect, (ii) an opinion of counsel to the Bank with respect to the validity, binding effect and enforceability of such Alternate Credit Facility, and (iii) a Favorable Opinion which shall include an opinion to the effect that the delivery of the Alternate Credit Facility complies with the requirements of the Indenture; provided that the Bonds will be subject to mandatory tender for purchase pursuant to Section 4.2(c) on the date of any such replacement; and provided further that if the Purchase Price payable upon such mandatory tender for purchase includes any premium, the Trustee will not accept the Alternate Credit Facility unless the Company has provided to the Trustee written confirmation from the Bank which issued the Letter of Credit then in effect that the Trustee can draw under such Letter of Credit on the proposed replacement date in an aggregate amount sufficient to cover the entire Purchase Price, including premium, if any. If the requirements set forth in this Section are met, then the Trustee shall accept such Alternate Credit Facility on the Interest Payment Date on which the replacement is to occur and, after any draws on the Letter of Credit then in effect required to be made on or before the date of such replacement have been honored, shall promptly surrender for cancellation the previously held Letter of Credit to the issuer thereof in accordance with the terms of such Letter of Credit. The Alternate Credit Facility and the opinions described above must be delivered to the Trustee at least 25 days prior to the proposed replacement date; provided that if such items have not been delivered to the Trustee, but the Company shall have notified the Trustee in writing 45 days (or such shorter period, not less than 30 days, as shall be acceptable to the Trustee) prior to the proposed replacement date, that it expects to meet all of such conditions for the delivery of an Alternate Credit Facility from a Bank identified in such notice on or before the proposed replacement date, then the notice of mandatory tender for purchase shall state that it is subject to rescission, and the Trustee shall rescind such notice if such conditions are not so met by noon, New York City time, on the third Business Day prior to such replacement date (in which case the current Letter of Credit shall remain in effect until the replacement date).

Section 7.3 Notice to Holders. The Trustee shall give notice to the Registered Owners, in the name of the Issuer, of the proposed replacement of the current Letter of Credit with an Alternate Credit Facility and of the related mandatory tender for purchase, by first class mail, not less than 10 days prior to the Interest Payment Date next preceding the proposed replacement date.

Section 7.4 Reduction. In each case that Bonds are redeemed or deemed to have been paid pursuant to Article XVI, the Trustee shall take such action as may be permitted under the Letter of Credit to reduce the amount available thereunder to an amount equal to the principal amount of the outstanding Bonds, plus interest for 106 days if the Bonds bear interest at a Daily or Weekly Rate, 275 days (or such fewer number of days as may be determined by the Company) if the Bonds bear interest at a Commercial Paper Rate or 185 days if the Bonds bear interest at a Term Rate, plus, in each case, an amount equal to interest for the number of days, if any, allowed for reinstatement of interest under the Letter of Credit, and, in the case of a Term Rate, premium, if applicable; provided that such action by the Trustee shall not be required if the Letter of Credit so reduces automatically pursuant to its terms. Upon reduction of the amount available under the Letter of Credit pursuant to the terms of the Letter of Credit and this Section as a result of redemption of Bonds, the Bank shall have the right, at its option, to require the Trustee to accept in substitution therefor a substitute Letter of Credit in the same form, dated the date of such substitution, for an amount equal to the amount available under the Letter of Credit as so reduced, but otherwise having terms identical to the then outstanding Letter of Credit and upon receipt of such substitute Letter of Credit, to promptly surrender the outstanding Letter of Credit to the Bank.

Section 7.5 Other Credit Enhancement; No Credit Enhancement. Nothing in this Article VII shall limit the Company’s right, upon conversion of the Bonds to a Term Rate, to provide other credit enhancement (such as a letter of credit not meeting the requirement of this Article VII or bond insurance) or no credit enhancement as security for the Bonds upon conversion of the Bonds to a Term Rate; provided that if no Letter of Credit is in effect, the Bonds shall have been rated in one of the four highest rating categories of a Rating Agency and further provided that any such credit enhancement shall have administrative provisions reasonably satisfactory to the Trustee and the Company shall have furnished to the Trustee with respect thereto a Favorable Opinion.

ARTICLE VIII.

INVESTMENT OR DEPOSIT OF MONEYS

Section 8.1 Deposits.

(a) All moneys received by the Trustee under this Indenture shall be deposited with the Trustee, until or unless invested or deposited as provided in Section 8.2 or as otherwise provided herein. All deposits with the Trustee shall be secured as required by applicable law for such trust deposits. The Trustee may deposit such moneys with any other depository which is authorized to receive them and is subject to supervision by public banking authorities. The moneys on deposit in the Bond Purchase Fund or in the Letter of Credit Debt Service Account shall not be invested.

(b) Obligations purchased as an investment of moneys in any fund or account shall be deemed at all times a part of such fund or account. Any profit and income realized from such investments shall be credited to such fund or account and any loss shall be charged to such fund or account.

Section 8.2 Investment or Deposit of Bond Fund. At the written direction of the Authorized Company Representative, the Trustee shall invest moneys held in the Bond Fund, except moneys held in the Letter of Credit Debt Service Account, in noncallable Governmental Obligations maturing not later than 30 days after such investment but in any case on or before the date or dates when the payments in respect of principal of or interest on the Bonds for which such moneys are held are to become due. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Bond Fund.

The interest and income received upon such investments of the Bond Fund and any interest paid by the Trustee or any other depository and any profit or loss resulting from the sale of any investment shall be added or charged to the extent received or paid and available for payment of amounts due on the Bonds, to the payment of the next-succeeding payment due on account of the Bonds and to the extent so applied, shall constitute payment in respect of the Agreement (notice of which payment shall be given by the Trustee to the Company), and any realized loss shall be made up by the Company (the direction of the Company to make investments as aforesaid shall be deemed to include an agreement so to do).

Section 8.3 Investment of Moneys in the Construction Fund.

(a) Moneys held for the credit of the Construction Fund shall, upon written direction by the Authorized Company Representative, be invested and reinvested by the Trustee in any one or more of the following obligations or securities, to the extent permitted by State law, on which neither the Company nor any of its Affiliates is the obligor: (i) Governmental Obligations; (ii) interest bearing deposit accounts (which may be represented by certificates of deposit) or demand accounts in national or state banks (which may include the Trustee or its Affiliates, the Authenticating Agent, any Paying Agent, and the Bond Registrar) having a combined capital and surplus of not less than $10,000,000, or savings and loan associations having total assets of not less than $20,000,000; (iii) bankers’ acceptances drawn on and accepted by commercial banks (which may include the Trustee, the Authenticating Agent, any Paying Agent, and the Bond Registrar or any of their Affiliates) having a combined capital and surplus of not less than $10,000,000; (iv) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision of any of the foregoing, which are rated in any of the three highest rating categories by a Rating Service; (v) obligations of any agency or instrumentality of the United States of America; (vi) commercial or finance company paper which is rated in any of the three highest rating categories by a Rating Service; (vii) corporate debt securities rated in any of the three highest rating categories by a Rating Service; (viii) no load, open end, diversified money market mutual funds registered under the Investment Company Act of 1940, as amended, that seek to maintain a stable net asset value equal to $1.00 per unit as an investment objective; (ix) money market mutual funds; (x) guaranteed investment contracts entered into with any financial institution, including the Trustee and any of its Affiliates, the long-term debt securities of which are rated in any of the three highest rating categories by a Rating Service or, with respect to guaranteed investment contracts having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which are rated in the highest short term rating category by a Rating Service; and (xi) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than $10,000,000 (which may include the Trustee, any Paying Agent, the Authenticating Agent and the Bond Registrar or any of their Affiliates) with respect to any of the foregoing obligations or securities. As used above, the reference to rating categories shall mean generic categories which may include numerical or other qualifications of ratings within each such generic rating category such as “+” or “-”. Such investments shall have maturity dates, or shall be subject to redemption by the holder at the option of the holder, on or prior to the dates the moneys invested therein will be needed as reflected by a statement of the Authorized Company Representative, which statement must be on file with the Trustee prior to any investment.

(b) The Trustee may make any and all such investments through its own investment department or that of its Affiliates or subsidiaries.

(c) The Trustee shall have no responsibility with respect to the compliance by the Company with respect to any covenant herein regarding investments made in accordance with this Article, other than to use its best reasonable efforts to comply with instructions from the Company regarding such investments. Since the investments permitted by this Section have been included at the request of the Company and the making of such investments will be subject to the Company’s direction, the Trustee specifically disclaims any obligation to the Company for any loss arising from, or tax consequences of, investments made pursuant to the provisions of this Section or from the failure of the Company to give investment instructions or for any determination that such investments are permitted by State law.

Section 8.4 Covenants Regarding Rebate. A special Rebate Fund is hereby established by the Issuer as provided in the Tax Agreement. The Rebate Fund shall be for the sole benefit of the United States of America and shall not be subject to the claim of any other Person, including without limitation the Bondholders. The Rebate Fund is established for the purpose of complying with section 148 of the Code and the Treasury Regulations promulgated pursuant thereto. The money deposited in the Rebate Fund, together with all investments thereof and investment income therefrom, shall be held in trust and applied solely as provided in this Section. The Rebate Fund is not a portion of the Trust Estate and is not subject to the lien of this Indenture. Notwithstanding the foregoing, the Trustee with respect to the Rebate Fund is afforded all the rights, protections and immunities otherwise accorded to it hereunder. In furtherance of the foregoing, the Company will satisfy its obligations under section 148(f) of the Code as set forth in the Tax Agreement, unless the Company provides written instructions to the Trustee that it has met or expects to meet one of the exceptions available under such section of the Code.

Section 8.5 Tax-Exempt Status of the Bonds. The Issuer will not knowingly take any action or omit to take any action, which action or omission will adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds, and in the event of such action or omission will promptly, upon receiving knowledge thereof, take all lawful actions, based on advice of Counsel and at the expense of the Company, as may rescind or otherwise negate such action or omission.

ARTICLE IX.

REDEMPTION OF BONDS

Section 9.1 Bonds Subject to Redemption. The Bonds shall be subject to redemption prior to maturity as set forth below:

(a) Optional Redemption. The Bonds shall be subject to redemption at the option of the Issuer, in whole or in part, and if in, part in Authorized Denominations, at the direction of the Company, from funds available for such purpose in the Bond Fund, as follows:

(i) If the Bonds accrue interest at Commercial Paper, Daily or Weekly Rates, the Bonds shall be subject to optional redemption in whole on any Business Day or in part on any Interest Payment Date (with respect to a Bond bearing interest at the Commercial Paper Rate, on the Interest Payment Date applicable to that Bond) at an optional redemption price equal to 100% of the principal amount thereof, together with accrued but unpaid interest to the redemption date.

(ii) If the Bonds accrue interest at a Term Rate, the Bonds shall be subject to optional redemption (A) at any time on and after the dates and at the optional redemption prices set forth below, together with accrued but unpaid interest, if any, to the redemption date and (B) on the day after the end of each Term Rate Period at the redemption price of 100% of the principal amount thereof, together with accrued but unpaid interest, if any, to the redemption date:

Length of Term Rate Period	Commencement of Redemption Period	Redemption Prices
Greater than or equal to 15 years	Tenth anniversary of the commencement of such Term Rate Period	101%, declining by 0.5% on each succeeding anniversary of the first day of the redemption period until reaching 100% and thereafter at 100%

Less than 15 years and greater than or equal to 10 years	Eighth anniversary of the commencement of such Term Rate Period	101%, declining by 0.5% on each succeeding anniversary of the first day of the redemption period until reaching 100% and thereafter at 100%

Less than 10 years but greater than 5 years	Fifth anniversary of the commencement of such Term Rate Period	100.5%, declining by 0.25% on each succeeding anniversary of the first day of the redemption period until reaching 100% and thereafter at 100%

Less than or equal to 5 years	Bonds not subject to optional redemption during such Term Rate Period	(Not applicable)

In connection with a conversion of the Bonds to the Term Rate, the Remarketing Agent, upon the request of the Company (which request shall not unreasonably be refused) and in order to achieve the lowest interest rate which, in the judgment of the Remarketing Agent, on the basis of current financial market conditions as to interest rates and redemption periods, would permit the sale of the Bonds so converted at par plus accrued but unpaid interest, may deliver to the Issuer and the Trustee an alternative redemption schedule to that shown above, provided that the Company delivers to the Issuer, the Remarketing Agent, the Bank, and the Trustee a Favorable Opinion with respect to the alternative schedule of redemption. Prior to such conversion, at the expense of the Company, the Trustee shall insert or cause to be inserted the appropriate optional redemption provisions as described above in the form of Bonds. After the Conversion Date succeeding the delivery of such alternative schedule and Favorable Opinion, the Bonds shall be subject to redemption in accordance with the provisions of such alternative schedule.

If a Letter of Credit is then in effect and the redemption price includes any premium, the right of the Company to direct an optional redemption is subject to the condition that the Trustee has received, prior to the date on which notice of redemption is required to be given to Registered Owners, written confirmation from the Bank that it can draw under the Letter of Credit on the proposed redemption date in an aggregate amount sufficient to cover the principal of and premium and interest due on the redemption date.

(b) Extraordinary Mandatory Redemption. The Bonds shall be subject to mandatory redemption, at a redemption price equal to the principal amount being redeemed plus accrued but unpaid interest to the redemption date, on the one hundred eightieth day (or such earlier date as may be designated in writing by the Company) after a final determination by a court of competent jurisdiction or an administrative agency, or receipt by the Company of an opinion of Bond Counsel or Special Tax Counsel obtained by the Company, to the effect that as a result of a failure by the Company to perform or observe any covenant, agreement or representation contained in the Agreement or as a result of the inaccuracy of any representation made by the Company under this Indenture, the Agreement, the Project Certificate or the Tax Agreement, the interest payable on the Bonds is or will be included in the gross income of the owners thereof for federal income tax purposes, other than any owner who is a “substantial user” of the Project or a “related Person” within the meaning of Section 147(a) of the Code. No determination by any court or administrative agency will be considered final unless the Company has participated in the proceeding which resulted in such determination, either directly or, at the option of the Company, through a Bondholder, to a degree it reasonably deems sufficient and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. Subject to the foregoing provisions of this Section 9.1(b), the Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel or Special Tax Counsel mutually acceptable to the Issuer, the Trustee and the Company, the redemption of a portion of such Bonds would have the result that interest payable on the Bonds remaining outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of any such Bonds. Any such partial redemption shall be by lot in such amount as is necessary to accomplish such result.

Payment of the redemption price upon the mandatory redemption of the Bonds pursuant to this Section 9.1(b) shall constitute the total compensation due from the Company as a result of the occurrence of any event causing such redemption, and neither the Issuer nor the Company shall be deemed to be in default under the Agreement or this Indenture by reason of the occurrence of any such event nor shall such redemption of the Bonds constitute an acceleration of indebtedness of the Issuer or the Company.

(c) Extraordinary Optional Redemption. If the Bonds accrue interest at a Term Rate, the Bonds shall be subject to optional redemption by the Issuer, at the direction of the Company, in whole but not in part, at any time, at a redemption price equal to the principal amount being redeemed plus accrued but unpaid interest to the redemption date upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred:

(i) the Company shall have determined that the completion or operation of the Project or the Plant is impracticable, uneconomical or undesirable for any reason;

(ii) all or substantially all of the Project or the Plant shall have been condemned or taken by eminent domain; or

(iii) the construction or operation of the Project or the Plant shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

Section 9.2 Company Direction of Optional Redemption. The Trustee shall call Bonds for optional redemption when and only when it shall have been notified in writing by the Company to do so. The Company will give written notice of any optional redemption to the Trustee and the Issuer as provided in Section 9.4 of this Indenture.

Section 9.3 Selection of Bonds to be Called for Redemption; Identification of Redeemed Bonds. Except as otherwise provided herein or in the Bonds, if less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption shall be selected by lot or any other method determined by the Trustee to be fair and reasonable; provided that the Company may, from time to time, request the redemption of Bank Bonds exclusively, by notice to the Trustee designating such Bonds to be redeemed; and further provided, however, that if, as stated in a certificate of the Company delivered to the Trustee, the Company shall have offered to purchase all Bonds then Outstanding and less than all of such Bonds shall have been tendered to the Company for such purchase, the Trustee, at the written direction of the Company, shall select for redemption all such Bonds which have not been so tendered. If less than all the Bonds are to be redeemed, the Bonds that remain outstanding must be in Authorized Denominations. Upon the payment of the redemption price of the Bonds being redeemed, each check or other transfer of funds issued for such purpose shall bear the CUSIP number identifying, by issue and maturity, the Bonds being redeemed with the proceeds of such check or other transfer, provided that neither the Issuer, the Company, nor the Trustee shall be deemed to have made any representation as to the correctness of such CUSIP number.

Section 9.4 Notice of Redemption.

(a) The Company shall deliver written and telephone notice to the Trustee, and written notice to the Issuer, the Bank, and the Remarketing Agent, of its intention to prepay the principal of, premium, if any, and interest on the Bonds and cause the Bonds to be called for redemption at least seven (7) Business Days prior to the date the Trustee gives notice to the Registered Owners of the Bonds of the proposed redemption of the Bonds. The Trustee shall, at the expense of the Company, cause notice of any redemption of Bonds hereunder, which notice shall be prepared by the Company, to be mailed by first class mail, postage prepaid (except when DTC is the Registered Owner of all of the Bonds and except for Persons or entities owning or providing evidence of ownership satisfactory to the Trustee of a legal or beneficial ownership in at least $1,000,000 of principal amount of Bonds who so request, in which cases, by certified mail, return receipt requested), to the Registered Owners of all Bonds to be redeemed at the registered addresses appearing in the Bond Register kept for such purpose pursuant to Article II hereof. Each such notice shall (i) be mailed at least 15 days prior to the redemption date for Daily, Weekly and Commercial Paper Rate Bonds and at least 30 days prior to the redemption date for Term Rate Bonds, (ii) identify the Bonds to be redeemed if less than all Bonds are to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds), (iii) specify the redemption date and the redemption price, (iv) state whether the notice is conditional or not as permitted by paragraph (b) of hereof, and (v) state that on the redemption date the Bonds called for redemption will be payable at the designated office of the Trustee, that from that date interest will cease to accrue and that no representation is made as to the accuracy or correctness of the CUSIP numbers printed therein or on the Bonds; provided, however, that so long as DTC or its nominee is the sole Registered Owner of the Bonds under the Book-Entry Only System, redemption notices will be sent by the Trustee to Cede & Co. pursuant to the procedures set forth in the DTC Letter. Any failure on the part of DTC or a DTC Participant to give such notice to any beneficial owner or any defect therein shall not affect the sufficiency or validity of any proceedings for the redemption of the Bonds. No defect affecting any Bond, whether in the notice of redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds.

(b) Conditional Notice. If at the time of mailing of notice of an optional redemption there shall not have been deposited with the Trustee immediately available funds sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditional, that is, subject to the deposit of the redemption moneys with the Trustee on or prior to the redemption date, and such notice shall be of no effect unless such moneys are so deposited on or prior to the redemption date. If such redemption is not effectuated, the Trustee shall, within five days thereafter, give notice in the manner in which the notice of redemption was given that such moneys were not so received and shall rescind the redemption.

(C) ADDITIONAL NOTICE OF REDEMPTION. IN ADDITION TO THE REDEMPTION NOTICE REQUIRED ABOVE, IF THERE IS MORE THAN ONE REGISTERED OWNER OF THE BONDS, FURTHER NOTICE (THE “ADDITIONAL NOTICE”) SHALL BE GIVEN BY THE TRUSTEE AS SET OUT BELOW. NO DEFECT IN THE ADDITIONAL NOTICE NOR ANY FAILURE TO GIVE ALL OR ANY PORTION OF THE ADDITIONAL NOTICE SHALL IN ANY MANNER DEFEAT THE EFFECTIVENESS OF A CALL FOR REDEMPTION IF NOTICE IS GIVEN AS PRESCRIBED IN PARAGRAPH (A) ABOVE.

(i) Each Additional Notice shall contain the information required in paragraph (a) above for an official notice of redemption plus (A) the date of the Bonds as originally issued; (B) the interest rate determination method for, or the rate of interest borne by each Bond being redeemed; (C) the maturity date of each Bond being redeemed; and (D) any other descriptive information needed to identify accurately the Bonds being redeemed.

(ii) Each Additional Notice shall be published, at the expense of the Company, one time in a financial newspaper or journal which regularly carries notices of redemption of other obligations similar to the Bonds, such publication to be made at least 30 days (15 days in the case of Bonds accruing interest at Daily, Weekly or Commercial Paper Rates) prior to the date fixed for redemption.

(iii) Each Additional Notice shall be sent at least 30 days (15 days in the case of Bonds accruing interest at Daily, Weekly or Commercial Paper Rates) before the redemption date by registered or certified mail, facsimile, or overnight delivery service to DTC and to such other registered securities depositories as may be specified by the Company to the Trustee in writing and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds as shall be specified by the Company to the Trustee in writing.

(iv) The Trustee’s agreement to give the Additional Notices specified in this subsection (c) is made as a matter of courtesy and accommodation only and the Trustee shall incur no liability to any Person for its failure to give such additional notices.

(d) Notwithstanding the provisions of Section 9.1(a) or 9.4(a) above, (i) no notice of redemption under Section 9.4(a) shall be required with respect to any Bond which is subject to mandatory tender on the date fixed for redemption and (ii) if all of the outstanding Bonds to be redeemed are subject to mandatory tender on the date fixed for redemption, the Company shall direct the redemption of such Bonds by the Issuer and give the Trustee written notice of such direction not less than ten (10) days prior to the date fixed for redemption of such Bonds.

ARTICLE X.

COVENANTS OF THE ISSUER

Section 10.1 Payment of Principal of, Premium, if any, and Interest on Bonds; Appointment of Paying Agent. The Issuer covenants that it will promptly pay or cause to be paid, the principal of, premium, if any, and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in the Bond according to the true intent and meaning thereof; provided, however, that the obligation of the Issuer hereunder to make or cause to be made any payment to the Trustee in respect of the principal of, premium, if any, or interest on the Bonds shall be reduced by the amount of moneys, if any, on deposit in the Bond Fund or Construction Fund and available to be applied by the Trustee toward the payment of the principal of, premium, if any, or interest on the Bonds. The principal of, premium, if any, and interest (except interest paid from the proceeds from the sale of the Bonds) are payable solely from the Trust Estate, including Revenues, which Revenues are specifically pledged and assigned for the payment thereof in the manner and to the extent herein specified, and nothing in the Bonds or this Indenture should be considered as assigning or pledging any funds or assets of the Issuer other than the Trust Estate in the manner and to the extent herein specified. Anything in this Indenture to the contrary notwithstanding, it is understood that whenever the Issuer makes any covenant involving financial commitments, it pledges no funds or assets other than the Trust Estate in the manner and to the extent herein specified, but nothing herein shall be construed as prohibiting the Issuer from using any other funds or assets.

The Issuer shall, with the approval of the Company, appoint one or more Paying Agents for such purpose, each such agent to be a national banking association, a bank and trust company or a trust company. The Issuer hereby appoints the Trustee as Paying Agent, such appointment and designation to remain in effect until notice of change is filed with the Trustee. The Trustee hereby accepts such appointment and designation as Paying Agent and shall perform the duties of Paying Agent hereunder. The Issuer shall give prompt written notice to the Trustee of the designation of each such Paying Agent and of its designated office location for purposes of such agency, and of any change in the Paying Agent or of its designated office location. Any Paying Agent other than the Trustee shall be a Person which meets the requirements for qualifications of a Paying Agent imposed by Section 13.2 hereof.

Section 10.2 Compliance with Laws. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all resolutions pertaining thereto. The Issuer covenants that it is duly authorized under the Constitution and laws of the State, including particularly and without limitation the Acts, to issue Bonds authorized hereby and to execute this Indenture and to make the pledge and covenants in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the holders and owners thereof are and will be valid and enforceable obligations of the Issuer according to the import thereof.

Section 10.3 Enforcement of Agreement; Prohibition Against Amendments of Agreement; Notice of Default. The Issuer shall cooperate with the Trustee in enforcing the payment of all amounts under the Agreement and shall require the Company to perform its obligations under the Agreement. So long as no Event of Default hereunder shall have occurred and be continuing, the Issuer may exercise all its rights under the Agreement as amended or supplemented from time to time, including the right to amend the Agreement; provided that it shall not amend the Agreement without the consent of the Trustee pursuant to Section 15.3. The Issuer shall give prompt written notice to the Trustee of any default known to the Issuer hereunder and under the Agreement.

Section 10.4 Further Assurances. Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee, the Bondholders or the Company may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be required to carry out the purposes of this Indenture and the Agreement.

Section 10.5 Administration Expenses. It is understood and agreed that pursuant to the provisions of Sections 5.04 (a), (b) and (e), 5.06, and 5.07 of the Agreement, the Company agrees to pay the Administration Expenses. All such payments under the Agreement which are received by the Trustee shall not be paid into the Bond Fund, but shall be segregated by the Trustee and expended solely for the purpose for which such payments are received.

Section 10.6 Moneys to be Held in Trust. All moneys required to be deposited with or paid to the Trustee or any Paying Agent for deposit into the Bond Fund, the Bond Purchase Fund or the Construction Fund under any provision of this Indenture and all moneys withdrawn from the Bond Fund and held by any Paying Agent, shall be held by the Trustee or such Paying Agent in trust, and except for moneys deposited in the Bond Purchase Fund, or deposited with or paid to the Trustee for the redemption of Bonds, notice of which redemption has been duly given, and for moneys deposited with or paid to the Trustee pursuant to Article XVI hereof, shall, while held by the Trustee or any Paying Agent, constitute part of the Trust Estate and be subject to the lien hereof. Any moneys received by or paid to the Trustee pursuant to any provision of the Agreement calling for the Trustee to hold, administer and disburse the same in accordance with the specific provisions of the Agreement shall be held, administered and disbursed pursuant to such provisions. The Issuer agrees that if it shall receive any moneys pursuant to applicable provisions of the Agreement, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with the provisions of the Agreement pursuant to which the Issuer may have received the same. Furthermore, if for any reason the Agreement ceases to be in force and effect while any Bonds are outstanding, the Issuer agrees that if it shall receive any moneys derived from the Project, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with provisions of the Agreement that would be applicable if the Agreement were then in force and effect, and if there be no such provisions which would be so applicable, then the Trustee shall hold, administer and disburse such moneys solely for the discharge of the Issuer’s obligations under this Indenture.

Section 10.7 Rights of Company Under Agreement. Nothing herein contained shall be deemed to impair the rights and privileges of the Company set forth in the Agreement. The Issuer and the Trustee agree that the Company in its own name or in the name of the Issuer may enforce all of the rights of the Issuer, all obligations of the Trustee, and all of the Company’s rights provided for in this Indenture.

ARTICLE XI.

EVENTS OF DEFAULT AND REMEDIES

Section 11.1 Events of Default Defined. Each of the following shall be an “Event of Default” hereunder:

(a) Payment of the principal or, subject to the provisions of Section 9.4(b) hereof, redemption price of any Bond, is not made when it becomes due and payable at maturity or upon non-conditional call for redemption; or

(b) Payment of any interest on any Bond is not made (i) within one (1) Business Day after it becomes due and payable, if no Letter of Credit is in effect, or (ii) when it becomes due and payable, if a Letter of Credit is in effect; or

(c) The occurrence and continuance of any “Event of Default” under the Agreement; or

(d) Default in the payment of any other amount required to be paid under this Indenture or in the performance or observance of any other of the covenants, agreements or conditions contained in this Indenture, or in the Bonds issued under this Indenture, and continuance thereof for a period of ninety (90) days after written notice specifying such failure and requesting that it be remedied shall have been given to the Issuer and the Company by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the holders of not less than twenty-five percent (25%) in principal amount of the Bonds then outstanding, unless the Trustee, or the Trustee and holders of a principal amount of Bonds not less than the principal amount of Bonds the holders of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period, not to exceed 180 days, if corrective action is instituted by the Issuer, or the Company on behalf of the Issuer, within such period and is being diligently pursued; or

(e) If Payment of the Purchase Price of any Bond required to be purchased pursuant to Section 4.3 is not made when such payment becomes due and payable; or

(f) Receipt by the Trustee of a written notice from the Bank stating that an event of default has occurred under the Reimbursement Agreement and directing the Trustee to declare the principal of the outstanding Bonds immediately due and payable; or

(g) Receipt by the Trustee of a written notice from the Bank pursuant to the Letter of Credit that amounts available to pay interest under the Letter of Credit will not be reinstated following a drawing thereunder to pay interest.

Section 11.2 Acceleration and Annulment Thereof. If any Event of Default occurs and is continuing, the Trustee (upon written demand of the Bank, if the Bank is not in default in its payment obligations under the Letter of Credit) may, and upon written request of the owners of at least 25% in principal amount of all Bonds then Outstanding (and, so long as the Bank has not wrongfully dishonored any drawing under the Letter of Credit, with the written consent of the Bank), or with respect to an Event of Default under subsection 11.1(f) or (g) hereof, shall, by notice in writing to the Issuer, the Bank and the Company, declare the principal of all Bonds then Outstanding to be immediately due and payable; and upon such declaration the said principal, together with interest accrued but unpaid thereon to the date of such declaration, shall become due and payable immediately at the place of payment provided therein, anything in the Indenture or in the Bonds to the contrary notwithstanding. Upon the occurrence of any acceleration hereunder, the Trustee shall immediately declare all payments under the Agreement pursuant to Section 5.03 thereof to be due and payable immediately.

Immediately after any acceleration hereunder, the Trustee, to the extent it has not already done so, shall notify in writing the Issuer, the Company, the Paying Agent, the Bank, the Remarketing Agent, and any Rating Service then maintaining a rating on the Bonds, of the occurrence of such acceleration. Upon the occurrence of any acceleration hereunder, the Trustee shall notify by first class mail, postage prepaid, the owners of all Bonds Outstanding of the occurrence of such acceleration.

Upon any such declaration hereunder, the Trustee shall immediately, on the date of such declaration, draw upon the Letter of Credit to the full extent permitted by the terms thereof (such drawing to include amounts in respect of interest accruing on the Bonds through the date of declaration). Upon receipt by the Trustee of payment of the full amount drawn on the Letter of Credit and provided sufficient moneys are available in the Bond Fund to pay pursuant to Section 6.2 all sums due on the Bonds, (i) interest on the Bonds shall cease to accrue on the date of such declaration and (ii) the Bank shall succeed to and be subrogated to the right, title and interest of the Trustee and the Registered Owners in and to the Agreement, all funds held under this Indenture (except any funds held in the Rebate Fund or the Bond Fund or the Bond Purchase Fund which are identified for the payment of the Bonds or of the Purchase Price of undelivered Bonds) and any other security held for the payment of the Bonds, all of which, upon payment of any fees and expenses due and payable to the Trustee pursuant to the Agreement or this Indenture, shall be assigned by the Trustee to the Bank.

If, after the principal of the Bonds has become due and payable, all arrears of interest upon the Bonds are paid, and the Company also performs all other things in respect to which it may have been in default hereunder and under the Agreement and pays the reasonable charges of the Trustee and the Bondholders, including reasonable and necessary attorneys’ fees and expenses, then, and in every such case, the owners of a majority in principal amount of the Bonds then Outstanding, by notice to the Issuer and to the Trustee, may annul such acceleration and its consequences, and such annulment shall be binding upon the Trustee and upon all owners of Bonds issued hereunder; provided that there shall be no annulment of any declaration resulting from (A) any Event of Default specified in subsection 11.1(f) without the prior written consent of the Bank, which consent shall also rescind the Event of Default under the Reimbursement Agreement, and (B) any Event of Default which has resulted in a drawing under the Letter of Credit or any Event of Default specified in Section 11.1(g) unless the Trustee has received written notice from the Bank that the Letter of Credit has been fully reinstated and that the expiration event has been rescinded or an Alternate Credit Facility has been provided pursuant to Article VII hereof. No such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. The Trustee shall forward a copy of any notice from Bondholders received by it pursuant to this paragraph to the Company. Immediately upon such annulment, the Trustee shall cancel, by notice to the Company, any demand for prepayment of all amounts due under the Agreement made by the Trustee pursuant to this Section. The Trustee shall promptly give written notice of such annulment to the Issuer, the Company, the Paying Agent, the Remarketing Agent, and, if notice of the acceleration of the Bonds shall have been given to the Bondholders, shall give notice thereof to the Bondholders.

Section 11.3 Other Remedies. If any Event of Default occurs and is continuing, the Trustee, before or after the principal of the Bonds becomes immediately due and payable, may enforce each and every right granted to it under the Agreement and any supplements or amendments thereto. In exercising such rights and the rights given the Trustee under this Article, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 12.6, would best serve the interests of the Bondholders.

Section 11.4 Legal Proceedings by Trustee. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the owners of a majority in principal amount of all Bonds then Outstanding and receipt of indemnity to its satisfaction shall, subject to the provisions of Article XII hereof, in its own name:

(a) By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders, including the right to require the Issuer to enforce any rights under the Agreement and to require the Issuer to carry out any other provisions of this Indenture for the benefit of the Bondholders and to perform its duties under the Acts;

(b) Bring suit to enforce the Bonds;

(c) By action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Bondholders; and

(d) By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

Section 11.5 Discontinuance of Proceedings by Trustee. If any proceeding commenced by the Trustee on account of any Event of Default is discontinued or is determined adversely to the Trustee, then the Company, the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder as though no such proceedings had been commenced.

Section 11.6 Bondholders May Direct Proceedings. The owners of a majority in principal amount of the Bonds then Outstanding shall have the right, after furnishing indemnity satisfactory to the Trustee, to direct the method and place of conducting all remedial proceedings by the Trustee hereunder, provided that (i) such directions shall not be otherwise than in accordance with law or the provisions of this Indenture, (ii) the Trustee shall have the right to decline to follow any such direction which in the opinion of the Trustee would be unjustly prejudicial to Bondholders not parties to such direction or which could involve the Trustee in personal liability, and (iii) if a Letter of Credit is in effect and no default has occurred and is continuing thereunder, then the Bank shall have the right to give such direction in lieu of such Bondholders.

Section 11.7 Limitations on Actions by Bondholders. No Bondholder shall have any right to pursue any remedy hereunder unless:

(a) the Trustee shall have been given written notice of an Event of Default,

(b) the owners of at least a majority in principal amount of all Bonds then Outstanding shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names,

(c) the Trustee shall have been furnished indemnity satisfactory to it against reasonable costs, expenses and liabilities, including, without limitation, reasonable costs and expenses of its Counsel, except that no offer of indemnification shall be required for a declaration of acceleration under Section 11.2, and

(d) the Trustee shall have failed to comply with such request within a reasonable time.

Notwithstanding the foregoing provisions of this Section or any other provision of this Indenture, the obligation of the Issuer shall be absolute and unconditional to pay hereunder, but solely from the Revenues and other funds pledged under this Indenture, the principal or redemption price of, and interest on, the Bonds to the respective owners thereof on the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such owners to enforce such payment.

Section 11.8 Trustee May Enforce Rights Without Possession of Bonds. All rights under the Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the owners of the Bonds.

Section 11.9 Remedies Not Exclusive. No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Section 11.10 Delays and Omissions Not to Impair Rights. No delays or omission in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every remedy given by this Article may be exercised from time to time and as often as may be deemed expedient.

Section 11.11 Application of Moneys in Event of Default. Any moneys received by the Trustee under this Article shall be applied in the following order; provided, however, that all moneys received by the Trustee pursuant to any drawing made upon the Letter of Credit pursuant to Section 11.2 shall be applied by the Trustee to and only to the payment of principal of and interest on the Bonds (other than Bank Bonds and Company Bonds):

(a) To the payment of the reasonable costs and expenses of the Trustee, including reasonable Counsel fees and expenses, any disbursements of the Trustee with interest thereon at the prime rate of the Trustee (or its primary banking Affiliate) and its reasonable compensation; and

(b) To the payment of principal or redemption price (as the case may be) and interest then owing on the Bonds, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal or redemption price and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest; and

(c) To the payment of reasonable costs and expenses of the Issuer, including reasonable counsel fees, incurred in connection with the Event of Default.

The surplus, if any, shall to the extent of any unreimbursed drawing under the Letter of Credit, or other obligations owing to the Bank under the Reimbursement Agreement, be paid to the Bank, and any remaining amounts be paid to the Company.

Funds on deposit in the Bond Purchase Fund shall be applied in accordance with Section 4.4 hereof.

Section 11.12 Trustee and Bondholders Entitled to All Remedies Under the Act. It is the purpose of this Article to provide such remedies to the Trustee and the Bondholders as may be lawfully granted under the provisions of the Act, but should any remedy herein granted be held unlawful, the Trustee and the Bondholders shall nevertheless be entitled to every other remedy granted hereunder and every remedy provided by the Act. It is further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver appointed under applicable law.

ARTICLE XII.

THE TRUSTEE

Section 12.1 Acceptance of Trust. The Trustee accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article XII, to all of which the parties hereto, the Company, and the Bondholders agree.

Section 12.2 No Responsibility for Recitals, etc. The recitals, statements and representations in this Indenture or in the Bonds, save only the Trustee’s Certificate of Authentication upon the Bonds, have been made by the Issuer and not by the Trustee; and the Trustee shall be under no responsibility for the correctness thereof, or for the validity, priority, recording or re-recording, filing or re-filing of this Indenture or the Agreement or any other document, including any financing statements, amendments thereto or continuation statements, or for insuring or monitoring the insuring of the Project or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplements thereto or instruments of further assurance, or for the validity or sufficiency of the security afforded by this Indenture or the Bonds issued hereunder or intended to be secured hereby, or as to the maintenance of the security hereof. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Issuer or on the part of the Company hereunder or under the Agreement, except as expressly provided herein or in the Agreement. The Trustee shall not be required to give any bond or surety under this Indenture.

The Trustee shall not be accountable for the application of the proceeds of any Bonds authenticated or delivered hereunder which has been made by or on behalf of the Company or the Issuer or for the use of any moneys disbursed by it in accordance with the requirements of this Indenture and the Agreement.

Section 12.3 Trustee May Act Through Agents; Answerable Only for Willful Misconduct or Negligence. The Trustee may exercise any powers hereunder and perform any duties required of it through attorneys, agents, officers or employees, and shall be entitled to rely on the advice of Counsel concerning all questions hereunder. The Trustee shall not be answerable for the default, negligence or misconduct of any attorney or agent selected by it with reasonable care. Except as otherwise provided herein, the Trustee shall not be answerable for the exercise of any discretion or power under this Indenture nor for anything whatsoever in connection with the trust hereunder, except only its own willful misconduct or negligence.

Section 12.4 Compensation. The Issuer shall cause the Company to pay the Trustee reasonable compensation for its services hereunder, and also all its reasonable expenses and disbursements, including the reasonable fees, costs and expenses of its Counsel. If the Company shall have failed to make any such payment within a reasonable time, the Trustee shall have, in addition to any other rights hereunder, a claim, prior to the Bondholders, for the payment of its compensation and the reimbursement of its expenses and any advances made by it upon the moneys and obligations in the Bond Fund, except for moneys or obligations held by the Trustee for the payment of particular Bonds or proceeds of any drawing under the Letter of Credit.

Section 12.5 Notice of Default; Right to Investigate. The Trustee shall, within 30 days after the occurrence thereof, give written notice by first class mail to registered owners of Bonds and the Bank of all Events of Default known to the Trustee, unless such Events of Default have been remedied; provided that in the case of an Event of Default under Section 11.1(c) or Section 11.1(d), the Trustee may withhold such notice to the Bondholders so long as it in good faith determines that such withholding is in the interest of the Bondholders. The Trustee shall not be deemed to have notice of any Event of Default under Section 11.1(c) or (d) (other than payment defaults under Sections 6.01(a), (b), and (c) of the Agreement) unless notified in writing of such Default by the owners of at least 25% in principal amount of all Bonds then Outstanding or the Bank. The Trustee may, however, at any time require of the Issuer full information as to the performance of any covenant hereunder; and, if information satisfactory to it is not forthcoming, the Trustee may make or cause to be made, at the expense of the Company, an investigation into the affairs of the Issuer related to this Indenture. Copies of any notice required by this Section 12.5 shall also be sent to the Remarketing Agent and each Paying Agent.

Section 12.6 Obligation to Act. Except during the continuance of an Event of Default of which the Trustee has notice or is deemed to have notice pursuant to Section 12.5 hereof, the Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. If any Event of Default of which the Trustee has notice or is deemed to have notice pursuant to Section 12.5 hereof shall have occurred and be continuing, the Trustee shall exercise such of the rights and remedies vested in it by this Indenture and shall use the same degree of care in their exercise as a prudent person would exercise or use in the circumstances in the conduct of his own affairs. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondholders pursuant to this Indenture unless such Bondholders shall have furnished to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred in compliance with such request or direction. Notwithstanding the foregoing, the Trustee will be obligated to declare an acceleration required by Section 11.2 and draw on the Letter of Credit and pay the Bondholders pursuant to that acceleration regardless of whether the Trustee has received such indemnity.

Section 12.7 Reliance. The Trustee may rely and act on any requisition, resolution, notice, telegram, request, consent, direction, waiver, certificate, statement, affidavit, voucher, bond, or other paper or document which it in good faith believes to be genuine and to have been passed or signed by the proper Persons or to have been prepared and furnished pursuant to any of the provisions of the Indenture, including without limitation, any direction of the Paying Agent to draw on the Letter of Credit; and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instrument, but may accept the same as conclusive evidence of the accuracy of such statement. Any request or direction of the Issuer shall be sufficiently evidenced by a writing signed by an Authorized Issuer Representative and any request or direction of the Company shall be sufficiently evidenced by a writing signed by an Authorized Company Representative.

Section 12.8 Trustee May Deal in Bonds. The Trustee and any of its Affiliates may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any Bondholders may be entitled to take with like effect as if the Trustee were not a party to this Indenture. The Trustee and any of its Affiliates may also engage in or be interested in any financial or other transaction with the Issuer or the Company.

Section 12.9 Construction of Ambiguous Provisions. The Trustee may construe any ambiguous or inconsistent provisions of the Indenture, and any construction by the Trustee shall be binding upon the Bondholders.

Section 12.10 Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by the Indenture by written resignation filed with the Issuer, the Bank, and the Company not fewer than 60 days before the date when it is to take effect; provided notice of such resignation is mailed to the owners of the Bonds not fewer than three weeks prior to the date when the resignation is to take effect. Such resignation shall take effect only upon the appointment and acceptance of a successor trustee.

Section 12.11 Removal of Trustee. Any Trustee hereunder may be removed at any time by an instrument appointing a successor to the Trustee so removed, executed by either (a) the Company, if and so long as no Default under the Agreement has occurred and is continuing, or (b) the owners of a majority in principal amount of the Bonds then Outstanding and filed with the Trustee, the Issuer and the Bank. Such removal shall take effect only upon the appointment and acceptance of a successor trustee.

Section 12.12 Appointment of Successor Trustee. If the Trustee or any successor trustee resigns or is removed or dissolved, or if its property or business is taken under the control of any state or federal court or administrative body, a vacancy shall forthwith exist in the office of the Trustee, and the Issuer, at the expense and direction of the Company, shall appoint a successor which shall mail notice of such appointment to the registered owners of the Bonds. If the Issuer fails to make such appointment promptly, the owners of a majority in principal amount of the Bonds then Outstanding may do so. If a successor trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Issuer, or the holders of at least 25% in principal amount of the outstanding Bonds may, at the expense of the Company, petition a court of competent jurisdiction for the appointment of a successor trustee.

Section 12.13 Qualification of Successor. A successor trustee shall be a national banking association, a state bank with trust powers, a bank and trust company, or a trust company, in any case having capital and surplus of at least $50,000,000 and rated Baa/P-3 or better by Moody’s or be otherwise acceptable to Moody’s if the Bonds are then rated by Moody’s or BBB- or better by S&P or be otherwise acceptable by S&P if the Bonds are then rated by S&P, if there be one able and willing to accept the trust on reasonable and customary terms.

Section 12.14 Instruments of Succession. Any successor trustee shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder; and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. The Trustee ceasing to act hereunder shall pay over to the successor trustee all moneys held by it hereunder and shall transfer to such successor trustee the Letter of Credit, if any; and, upon request of the successor trustee, the Trustee ceasing to act and the Issuer shall execute and deliver an instrument transferring to the successor trustee all the estates, properties, rights, powers and trusts hereunder of the Trustee ceasing to act.

Section 12.15 Merger of Trustee. Any corporation or association into which any Trustee hereunder may be merged or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which any Trustee hereunder shall be a party, or any corporation or association to which the Trustee may sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor trustee under the Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that any such successor shall be otherwise qualified under Section 12.13.

Section 12.16 Trustee Not Required to Expend or Risk Own Funds. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 12.17 Right of Trustee to Pay Taxes and Other Charges. In case any tax, assessment or governmental or other charge upon any part of the trust estate is not paid as required herein, the

Trustee may pay such tax, assessment or governmental or other charge, without prejudice, however, to any rights of the Trustee or the Bondholders hereunder arising in consequence of such failure; and any amount at any time so paid under this Section 12.17, with interest thereon from the date of payment at the prime rate of the Trustee (or its primary banking Affiliate), shall become so much additional indebtedness secured by this Indenture, and the same shall be paid out of the proceeds of Revenues collected from the property herein conveyed, if not otherwise caused to be paid; but the Trustee shall be under no obligation to make any such payment unless it shall have been requested to do so by the owners of at least 25% in aggregate principal amount of all Bonds then Outstanding and shall have been provided with adequate funds for the purpose of such payment.

Section 12.18 Trust Estate May be Vested in Separate or Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement of either on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the trust estate, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The expense of any separate or co-trustee shall be borne by the Company. The following provisions of this Section 12.18 are adapted to these ends.

In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

Should any deed, conveyance or instrument in writing from the Issuer be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall become incapable of acting, resign or be removed, all the estate properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

Section 12.19 Reliance Upon Counsel. The Trustee may consult with Counsel satisfactory to it, and the opinion of such Counsel selected by the Trustee shall be full and complete authorization and protection in respect of any action taken or suffered by such Trustee hereunder in good faith and in reliance thereon.

Section 12.20 No Implied Duties. The Trustee shall be obligated to perform such duties and only such duties as are herein and in the Bonds specifically set forth and as are required by applicable law and no implied duties or obligations of the Trustee shall be read into this Indenture or the Bonds. The permissive right of the Trustee to do things enumerated in this Indenture or in the Agreement shall not be construed as a duty.

Section 12.21 Certain Other Rights of the Trustee. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report notice, direction, consent, order, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and during regular business hours, to examine the books and records of the Issuer and the Company. Except as otherwise expressly provided hereunder, the Trustee shall not be required to give or furnish any notice, demand, report, reply, statement, advice or opinion to any Bondholder or the Company or any other Person, and the Trustee shall not incur any liability for its failure or refusal to give or furnish the same unless obligated or required to do so by express provisions hereof. The Trustee shall not be liable with respect to any action taken or omitted to be taken at the direction of the Bondholders of a majority in aggregate principal amount of the Outstanding Bonds permitted to be given by them under this Indenture. The Trustee shall have no responsibility with respect to any information in any offering memorandum or other disclosure material distributed with respect to the Bonds or for compliance with securities laws in connection with the issuance and sale of the Bonds. The Trustee shall have no responsibility with respect to compliance by the Issuer or the Company with section 148 of the Code and any covenant in this Indenture or in the Agreement regarding yields on investments.

Section 12.22 Reporting Requirements. To the extent required by the Code or the treasury regulations, the Trustee shall report to the holders and the Internal Revenue Service, or assure that such reports are made, the amount of interest paid or the amount treated as interest accrued on the Bonds which is required to be reported by the holders on their returns of federal income tax.

ARTICLE XIII.

THE REMARKETING AGENT AND THE PAYING AGENT

Section 13.1 The Remarketing Agent.

(a) The initial Remarketing Agent under this Indenture shall be Thornton Farish, Inc. The Remarketing Agent, by written instrument delivered to the Issuer, the Trustee and the Company, shall accept the duties and obligations imposed on it under this Indenture and shall become a party to the Remarketing Agreement.

(b) In addition to the other obligations imposed on the Remarketing Agent hereunder, the Remarketing Agent shall agree to keep such books and records as shall be consistent with prudent industry practice and make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

(c) The Remarketing Agent may resign or be removed by the Company as provided in the Remarketing Agreement. Upon resignation or removal of the Remarketing Agent, the Company shall appoint a successor Remarketing Agent to act in such capacity and shall give prompt written notice of such appointment to the Issuer, the Trustee and the Paying Agent. Any successor Remarketing Agent shall be a nationally recognized broker-dealer who engages in the remarketing of securities similar to the Bonds and has outstanding debt obligations assigned ratings no lower than Baa3/P-3 or better by Moody’s, if the Bonds are then rated by Moody’s, or BBB- by S&P, if the Bonds are then rated by S&P, or be otherwise acceptable to Moody’s, if the Bonds are then rated by Moody’s, and to S&P, if the Bonds are then rated by S&P.

(d) In the event that the Company shall fail to appoint a successor Remarketing Agent, upon the resignation or removal of the Remarketing Agent or upon its dissolution, insolvency or bankruptcy, the Trustee shall either appoint a Remarketing Agent or itself act as Remarketing Agent until the appointment of a successor Remarketing Agent in accordance with this Section; provided, however, that the Trustee, in its capacity as Remarketing Agent, shall not be required to sell Bonds or to determine the interest rates for the Bonds.

Section 13.2 The Paying Agent.

(a) The Paying Agent shall agree to

(i) hold all sums held by it for the payment of the principal or redemption price of, or interest on, Bonds in trust for the benefit of the owners of such Bonds until such sums shall be paid to such owners or otherwise disposed of as herein provided,

(ii) at any time during the continuance of any default in the payment of principal or redemption price of or interest on the Bonds, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent,

(iii) hold all Bonds delivered to it pursuant to Sections 4.1 and 4.2, as agent and bailee of, and in escrow for the benefit of, the respective owners thereof until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such owners;

(iv) hold all moneys (without investment thereof) delivered to it hereunder for the purchase of Bonds pursuant to Sections 4.1 and 4.2, as agent and bailee of, and in escrow for, and for the benefit of, the Person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such Person or entity;

(v) hold Bonds for the account of the Company as contemplated by Section 4.3 hereof; and

(vi) keep such books and records as shall be consistent with prudent corporate trust industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

(b) The Paying Agent shall be a corporation or association duly organized under the laws of the United States of America or any state or territory thereof, or a bank or trust company having a combined capital stock, surplus and undivided profits of at least $50,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days’ notice to the Issuer, the Trustee, the Company, and the Remarketing Agent. In the event that the Issuer, at the request of the Company, shall fail to appoint a successor Paying Agent, upon the resignation or removal of the Paying Agent, the Trustee shall either appoint a Paying Agent or itself act as Paying Agent until the appointment of a successor Paying Agent. Any successor Paying Agent shall either be rated Baa/P-3 or better by Moody’s or be otherwise acceptable to Moody’s if the Bonds are then rated by Moody’s or to S&P, if the Bonds are then rated by S&P. The Paying Agent may be removed at any time by an instrument signed by the Company, filed with the Issuer, the Trustee, and the Remarketing Agent.

In the event of the resignation or removal of the Paying Agent, the Paying Agent shall deliver any Bonds and moneys held by it in such capacity to its successor or, if there is no successor, to the Trustee.

(c) The Paying Agent in performing its duties hereunder shall be entitled to the same protective provisions in the performance of its duties as are specified in Article XII of this Indenture with respect to the Trustee hereunder to the same extent and as fully for all intents and purposes as though the Paying Agent had been expressly named therein in place of such Trustee and as though the applicable provisions of Article XII of this Indenture had been set forth herein at length.

Section 13.3 Notices. The Trustee shall, within 30 days of the resignation or removal of the Remarketing Agent or the Paying Agent or the appointment of a successor Remarketing Agent or Paying Agent, of which it has actual knowledge, give notice thereof by first class mail, postage prepaid, to the owners of the Bonds.

ARTICLE XIV.

ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP

Section 14.1 Acts of Bondholders; Evidence of Ownership. Except as otherwise stated herein, any action to be taken by Bondholders may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Bondholders in person or by an agent duly appointed in writing. The fact and date of the execution by any Person of any such instrument may be proved by acknowledgment before a notary public or other officer empowered to take acknowledgments or by an affidavit of a witness to such execution. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient. The ownership of the Bonds shall be proved by the Bond Register. Any action by the owner of any Bond shall bind all future owners of the same Bond in respect of anything done or suffered by the Issuer or the Trustee in pursuance thereof.

ARTICLE XV.

AMENDMENTS AND SUPPLEMENTS

Section 15.1 Amendments and Supplements Without Bondholders’ Consent. This Indenture may be amended or supplemented at any time and from time to time, without the consent of the Bondholders, but with the consent of the Remarketing Agent or the Paying Agent, as the case may be, if the amendment or supplement would materially adversely affect or alter the duties or obligations of the Remarketing Agent or the Paying Agent under this Indenture, by a supplemental indenture authorized by a resolution of the Issuer and filed with the Trustee, for one or more of the following purposes:

(a) to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer;

(b) for any purpose not inconsistent with the terms of this Indenture or to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the owners of the Bonds;

(c) to permit the Bonds to be converted to certificateless securities or vice versa or securities represented by a master certificate held in trust, ownership of which, in either case, is evidenced by book entries on the books of the Bond Registrar, for any period of time, or to conform to the procedures of the Securities Depository to effect the book-entry system set forth in Section 2.13 hereof;

(d) to permit the appointment of a co-trustee under this Indenture;

(e) to authorize different authorized denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different Authorized Denominations, redemptions of portions of Bonds of particular Authorized Denominations and similar amendments and modifications of a technical nature;

(f) to modify, alter, supplement or amend this Indenture in such manner as shall permit the qualification hereof under the Trust Indenture Act of 1939, as from time to time amended;

(g) to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Bondholders;

(h) to provide for an Alternate Credit Facility or any other credit enhancement permitted by the terms of this Indenture or to subject to this Indenture additional revenues, properties, or collateral;

(i) to modify the provisions for optional redemption at the commencement of a Term Rate pursuant to Section 9.1(a) hereof;

(j) to change any of the times specified herein; and

(k) to conform to the requirements of any Rating Service.

Before the Issuer and the Trustee shall enter into any supplemental indenture pursuant to this Section, there shall have been delivered to the Trustee a Favorable Opinion stating the requirements of such opinion and also stating that such supplemental indenture will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and that such supplement is permitted under this Section 15.1.

Section 15.2 Amendments and Supplements With Bondholders’ Consent. This Indenture may be amended or supplemented at any time or from time to time, except with respect to (i) the principal, redemption price (other than pursuant to Section 15.1(ix)), Purchase Price and interest payable upon any Bonds, (ii) the Interest Payment Dates, the dates of maturity or the redemption or purchase provisions of any Bonds, and (iii) this Article, by a supplemental indenture consented to by the Company, and if the amendment or supplement would materially adversely affect or alter the duties or obligations of the Remarketing Agent or the Paying Agent under this Indenture, with the consent of the Remarketing Agent or the Paying Agent, as the case may be, or if the amendment or supplement would materially adversely affect or alter the rights of the Bank under this Indenture, with the consent of the Bank, and approved by the owners of at least a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken. This Indenture may be amended with respect to the matters enumerated in clauses (i) through (iii) of the preceding sentence with the unanimous consent of all Bondholders, the Company and the Paying Agent, the Bank or the Remarketing Agent, if required by the preceding sentence of this Section.

Before the Issuer and the Trustee shall enter into any supplemental indenture pursuant to this Section, there shall have been delivered to the Trustee a Favorable Opinion stating the requirements of such opinion and also stating that such supplemental indenture will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and that such supplement is permitted under this Section 15.2.

Section 15.3 Amendment of Agreement. The Issuer and the Company may enter into, with the consent of the Trustee and the Bank, if any, but without the consent of the holders of the Bonds, any amendment, change or modification of the Agreement to cure any ambiguity, formal defect, omission or inconsistent provisions or to make any other change that does not adversely affect the interest of the Bondholders. If the Issuer and the Company propose to amend the Agreement in such a manner as would, in the judgment of the Trustee, adversely affect the interests of the Bondholders, the Trustee shall notify Bondholders of the proposed amendment and may consent thereto with the consent of at least a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the unanimous consent of the owners of all Bonds then Outstanding, consent to any amendment which would (i) decrease the payments payable, or change the date payments are so payable, under Section 5.03 or Section 5.09 of the Agreement, (ii) reduce the stated term of the Agreement, (iii) reduce the Company’s obligations under Section 5.03 or Section 5.09 of the Agreement, or (iv) reduce the aforesaid aggregate principal amount of the Bonds, the owners of which are required to consent to such an amendment.

Section 15.4 Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture or amendment permitted by this Article and in so doing shall be fully protected by a Favorable Opinion that such supplemental indenture or amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.

Section 15.5 Consent of Company. Anything herein to the contrary notwithstanding, so long as no Event of Default under the Agreement has occurred and is continuing, a supplemental indenture under this Article which affects any right of the Company shall not become effective unless and until the Company shall have consented in writing to the execution and delivery of such supplemental indenture.

Section 15.6 Consent of Bank. Notwithstanding anything herein contained, so long as a Letter of Credit is held by the Trustee, no supplement or amendment shall be made to this Indenture or the Agreement without the prior written consent of the Bank.

ARTICLE XVI.

DEFEASANCE

Section 16.1 Defeasance.

(a) (i) If the Issuer shall pay or cause to be paid to the holders and owners of the Bonds the principal of and interest to become due thereon at the times and in the manner stipulated therein, and if the Issuer shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it or on its part and shall pay or cause to be paid all other sums payable hereunder by the Issuer, and (ii) the Bank, if any, shall have provided a written certification to the effect that the Company shall have paid or caused to be paid all obligations of the Company to reimburse the Bank for drawings under the Reimbursement Agreement, with respect to such Bonds, these presents and the estate and rights hereby granted shall cease, terminate and be void, and thereupon (A) the Trustee shall cancel and discharge the lien of this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be requisite to satisfy the lien hereof, and reconvey to the Issuer the estate hereby conveyed, and assign and deliver to the Issuer any property at the time subject to the lien of this Indenture which may then be in its possession, except moneys or Governmental Obligations held by it for the payment of the principal of and interest on the Bonds and (B) the Trustee shall cancel the Letter of Credit and return it to the Bank.

(b) Provision for the payment of Bonds shall be deemed to have been made when the Trustee holds in the Bond Fund, in trust and irrevocably set aside exclusively for such payment, (i) moneys sufficient to make such payment of principal, premium, if any, and interest on the Bonds, and any payment of the Purchase Price of Bonds pursuant to Sections 4.1 and 4.2; and/or (ii) noncallable, nonprepayable Governmental Obligations (provided that in either case the Trustee shall have received a Favorable Opinion) maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys (without consideration of any reinvestment thereof) to make such payment of principal, premium, if any, and interest on the Bonds, and any payment of the

Purchase Price of such Bonds pursuant to Sections 4.1 and 4.2, and which are not subject to prepayment, redemption or call prior to their stated maturity; provided that the Trustee and the Rating Service shall have received a Favorable Opinion to the effect that the Bonds are defeased in accordance with the requirements of this Article; and provided, further, that if a Letter of Credit is then held by the Trustee, such payment and any payment of the Purchase Price of Bonds pursuant to Section 4.1 or 4.2, as applicable, shall be made only from proceeds of a drawing under the Letter of Credit deposited directly into the Letter of Credit Debt Service Account or the Letter of Credit Purchase Account, as applicable, or the Company shall have caused to be delivered to the Trustee and the Rating Service a Preference Opinion.

No Bonds in respect of which a deposit under clause (i) or (ii) of this subsection (b) has been made shall be deemed paid within the meaning of this Article unless the Trustee is satisfied that the amounts deposited are sufficient to make all payments that might become due on the Bonds, with respect to which the Trustee may rely on a certificate of independent certified public accountants, a copy of which certificate shall also be furnished to the Rating Service, if the Bonds are then rated by the Rating Service; provided that, notwithstanding any other provision of this Indenture, any Bonds purchased with such moneys pursuant to Section 4.3 shall be surrendered to the Trustee for cancellation and shall not be remarketed, and provided further that the Issuer shall, as a condition to defeasance, obtain written evidence from S&P, if the Bonds are then rated by S&P, and Moody’s, if the Bonds are then rated by Moody’s, that such defeasance will not result in a reduction or withdrawal of the then current rating on the Bonds. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal, redemption price or Purchase Price of and interest on the Bonds with respect to which such deposit has been made. In the event that such moneys or obligations are to be applied to the payment of principal or redemption price of any Bonds more than 60 days following the deposit thereof with the Trustee, the Trustee shall mail a notice to the owners of the Bonds to be redeemed or deemed paid or redeemed, stating that such moneys or obligations have been deposited and identifying the Bonds for the payment of which such moneys or obligations are being held to all owners of Bonds for the payment of which such moneys or obligations are being held at their registered addresses and to S&P, if the Bonds are then rated by S&P, and Moody’s, if the Bonds are then rated by Moody’s.

(c) Anything in this Indenture to the contrary notwithstanding, all moneys or Governmental Obligations set aside and held in trust pursuant to the provisions of this Section 16.1 for the payment of Bonds, the redemption premium, if any, and interest thereon, shall be applied to and used solely for the payment of the particular Bonds, the redemption premium, if any, and interest thereon, with respect to which such money or Governmental Obligations have been so set aside in trust.

(d) Anything in this Article XVI to the contrary notwithstanding, if moneys or Governmental Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of the principal, Purchase Price, or redemption price of the Bonds and the interest thereon and the principal, Purchase Price or redemption price of such Bonds and the interest thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Article shall be made without the consent of the owner of each of the Bonds affected thereby. Notwithstanding the provisions of this Article XVI, the obligations under Articles II, VI and IX in respect of the payment provisions for the Bonds, the obligations under Article IV with respect to the optional and mandatory tender requirements, the obligations under Article II with respect to the registration of transfer, exchange, registration, discharge from registration and replacement of Bonds, and under Article VIII in respect of certain covenants and agreements relating to the tax-exempt status of the Bonds and the rights of the Trustee under Section 12.4 shall survive the discharge of the lien of the Indenture.

The Issuer or the Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder, which the Issuer or the Company may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

ARTICLE XVII.

MISCELLANEOUS

Section 17.1 No Personal Recourse. No recourse shall be had for any claim based on the Agreement, the Indenture or the Bonds against any member, officer or employee, past, present or future, of the Issuer or of any successor body as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

Section 17.2 Deposit of Funds for Payment of Bonds. If the principal or redemption price of any Bonds becoming due, either at maturity or by call for redemption or otherwise, together with all interest accruing thereon to the due date, has been paid or provision therefor made in accordance with Section 16.1, all interest on such Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the owners of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds, and the Trustee shall hold such funds in trust for such owners.

Other than moneys held in the Letter of Credit Debt Service Account and the Letter of Credit Purchase Account which shall be distributed pursuant to Section 6.4 hereof, moneys which remain unclaimed two years after the due date shall, subject to any applicable provisions of Title 6 of the Texas Property Code, at the written request of the Company, and if the Company is not, at the time, to the knowledge of the Trustee, in default with respect to any covenant in the Agreement or the Bonds, be paid to the Company, and the owners of the Bonds for which the deposit was made shall thereafter be limited to a claim against the Company. Such moneys while held by the Trustee shall be held in trust uninvested or invested in Governmental Obligations maturing the next day.

Section 17.3 Effect of Purchase of Bonds. No purchase of Bonds pursuant to Article IV shall be deemed to be a payment or redemption of such Bonds or any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds unless such Bonds are purchased by the Company and delivered to the Trustee with written instructions to effect their cancellation.

Section 17.4 No Rights Conferred on Others. Nothing herein contained shall confer any right upon any Person other than the parties hereto, the Company, the Remarketing Agent, the Paying Agent, and the owners of the Bonds.

Section 17.5 Severability. If any term or provision of this Indenture or the Bonds or the application thereof for any reason or circumstance shall to any extent be held invalid or unenforceable, the remaining provisions or the application of such term or provision to Persons and situations other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision hereof and thereof shall be valid and enforced to the fullest extent permitted by law.

Section 17.6 Notices. Unless otherwise provided hereunder or in the Agreement, all notices, certificates or other communications hereunder to be given by any of the following parties to any of the other following parties shall be deemed to have been sufficiently given and received by such parties only upon actual receipt thereof and if sent by Electronic notice or by telephone, confirmed in writing, or by registered mail to the relevant party as follows:

Company:	Panda Hereford Ethanol, L.P.
4100 Spring Valley Road, Suite 1001
Dallas, Texas 75244
Attention: General Counsel
Fax #: (972) 455-3890

Issuer:	Red River Authority of Texas
Hamilton Building, Suite 520
900 8th Street
Wichita Falls, Texas 76301-6894
Attention: President
Fax #: (940) 723-8531

Trustee, Paying Agent, and Bond Registrar Principal Office and Paying Agent Tender Office:

The Bank of New York Trust Company, N.A.
600 N. Pearl Street, Suite 420
Dallas, Texas 75201
Attention: Corporate Trust Services
Fax#: (214) 880-8241

Any Paying Agent other than the Trustee:

At the address designated in writing to the Issuer and the Trustee

Remarketing Agent:
Thornton Farish, Inc.
3500 Eastern Boulevard
Suite 210
Montgomery, Alabama 36116
Attention: Public Finance Department
Fax# (334) 272-0897

Bank:	Société Générale
560 Lexington Avenue
New York, New York 10022
Attention: Jeff Green
Fax#: (212) 278-7428

All notices or other communications by the Trustee to any Bondholder hereunder shall be deemed to have been sufficiently given and received by such Bondholder upon the mailing thereof by first class mail.

The Issuer, the Company, the Bank, the Trustee, the Paying Agent, the Remarketing Agent and the Bond Registrar may, by notice given hereunder, designate any further or different addresses or fax numbers to which subsequent notices, certificates or other communications shall be sent.

Section 17.7 Successors and Assigns. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 17.8 Headings for Convenience Only. The descriptive headings in this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 17.9 Counterparts. The Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 17.10 Applicable Law. This Indenture shall be governed by and construed in accordance with the laws of the State; provided, however, that the rights, duties, immunities and standards of care relating to the Trustee shall be governed by the law of the jurisdiction in which the Principal Office of the Trustee is located.

Section 17.11 Notice of Change. The Trustee shall give notice to Moody’s (if the Bonds are then rated by Moody’s) at 99 Church Street, New York, NY 10007, Attention: Structured Transactions Group, Corporate Department, and S&P (if the Bonds are then rated by S&P) at 55 Water Street, New York, New York 10041, of any of the following events:

(a) a change in the Trustee or Paying Agent;

(b) a change in the Remarketing Agent of which it has received written notice;

(c) an amendment to the Indenture or the Agreement;

(d) payment or provision therefor of all the Bonds;

(e) expiration, termination, extension or amendment of the Letter of Credit;

(f) conversion to a Term Rate Period or the use of the Letter of Credit during a Term Rate Period;

(g) conversion to a Commercial Paper Rate Period of a duration longer than the number of days of interest included in the then current Letter of Credit, less the number of days, if any, allowed for any reinstatement of interest under the Letter of Credit; and

(h) the principal of the Bonds shall have become due and payable pursuant to Section 11.2 hereof.

Section 17.12 Payments Due on non-Business Days. In any case where the date of payment of interest on or principal of any Bonds or the date fixed for redemption of any Bonds or any Purchase Date shall not be a Business Day, then payment of such interest or principal and any premium or Purchase Price need not be made by such Paying Agent on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or the Purchase Date, and no interest shall accrue for the period after such date.

Section 17.13 References to Bank. All provisions hereof regarding consents, approvals, directions, appointments or requests by, of or to the Bank shall be deemed not to require or permit such consents, approvals, directions, appointments or requests and shall be read as if the Bank were not mentioned herein during any time that either no Letter of Credit is in effect or during which the Bank is in default in its obligations to make payments under the Letter of Credit; provided, however, that this Section shall not affect the rights of the Bank to collect any amounts owed to it.

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IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by the President of its Board of Directors and its corporate seal to be hereunto affixed and attested by the Secretary of its Board of Directors, and, to evidence its acceptance of the trust hereby created, the Trustee has caused these presents to be signed in its behalf by its duly authorized officer.

Red River Authority of Texas

By:	/S/ CLIFF A. SKILES
Cliff A. Skiles
President, Board of Directors

ATTEST: By:	/S/ CAROL C. GUNN
Secretary, Board of Directors

[SEAL]

The Bank of New York Trust Company, N.A., as Trustee

/S/ JOHN STOHLMANN

By:	John Stohlmann
Title:	Vice President